Exhibit 2.7

____________________________________________________________________
AMENDED AND RESTATED TRUST DEED
U.S.$6,500,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME
____________________________________________________________________
dated

7 SEPTEMBER 2021

by

VEON HOLDINGS B.V.
Issuer
and
CITIBANK, N.A., LONDON BRANCH
Trustee

Table of contents
2.    Amount and Issue of the Notes    10
3.    Forms of the Notes    13
4.    Fees, Duties and Taxes    15
5.    Covenant of Compliance    15
6.    Cancellation of Notes    15
7.    Non-payment    16
8.    Enforcement    16
9.    Proceedings, Action and Indemnification    16
10.    Application of Moneys    16
11.    Payment to Noteholders    17
12.    Deposits    17
13.    Production of Notes    18
14.    Covenants by the Issuer    18
15.    Remuneration and Indemnification of the Trustee    20
16.    Supplement to Trustee Act 1925    22
17.    Trustee's Liability    28
18.    Trustee Contracting with the Issuer    28
19.    Waiver, Authorisation and Determination    29
20.    Substitution    29
21.    Currency Indemnity    31
22.    Power to Delegate    31
23.    Trustee Entitled to Assume Due Performance    32
24.    New Trustee    32
25.    Trustee's Retirement and Removal    32
26.    Trustee's Powers to Be Additional    33
27.    Compliance with Applicable Tax Laws    33

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28.    Notices    33
29.    Governing Law    34
30.    Contracts (Rights of Third Parties) Act 1999    34
31.    Submission to Jurisdiction    34
32.    Severability    35
33.    Counterparts    35
34.    Entire Agreement    35

Schedule 1
Terms and Conditions of the Notes
Schedule 2
Forms of Global and Definitive Registered Notes
Part 1 : Forms of Global Notes
Part 2 : Form of Definitive Registered Note
Schedule 3
Provisions for Meetings of the Noteholders

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This Amended and Restated Trust Deed is dated 7 September 2021
Between
VEON Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, whose registered office is Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands (the "Issuer"); and
Citibank, N.A., London Branch, a national banking association organized and existing under the laws of the United States of America, acting through its London Branch, whose registered office is at Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders (as defined below).
Recitals
A.By a resolution of the Board of Directors of the Issuer, the Issuer has resolved to update its Global Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum aggregate nominal amount (calculated in accordance with Clause 12 (Increase in the Aggregate Nominal Amount of the Programme) of the Programme Agreement (as defined below)) from time to time outstanding of U.S.$6,500,000,000 (subject to increase as provided in the Programme Agreement) (the "Programme Limit") may be issued pursuant to the said Programme.
B.The Trustee has agreed to act as trustee of this Trust Deed upon the terms and subject to the conditions hereinafter contained.
Now this Trust Deed witnesses and it is agreed and declared as follows:
1.Definitions
1.1In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:
"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
"Agency" means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not).
"Agency Agreement" means the amended and restated agency agreement dated 7 September 2021, as amended and/or supplemented and/or restated from time to time, pursuant to which

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the Issuer has appointed the Principal Paying Agent and the other Paying Agents, the Calculation Agent, the Registrar, the Authentication Agent and the Transfer Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or Transfer Agents or another Principal Paying Agent, Calculation Agent, Authentication Agent or Registrar in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements.
"Agents" means the Principal Paying Agent, the other Paying Agents, the Transfer Agents, the Registrar, the Calculation Agent, the Authentication Agent or any of them.
"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents.
"Authorised Signatory" means any duly authorised representative of the Issuer.
"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorised committee thereof duly authorised to act on behalf of such board.
"Business Day" or "business day" means, for purposes of this Trust Deed only, any day (other than a Saturday or Sunday) on which banks generally are open for business in New York City, Amsterdam and London.
"Calculation Agent" means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the Issuer or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes.
"Clearstream" means Clearstream Banking, S.A. or any successor securities clearing agency thereof.
"Conditions" means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Trustee and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, as completed by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents.
"Contractual Currency" means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed.
"Dealers" means Barclays Bank Ireland PLC, Citigroup Global Markets Europe AG, J.P. Morgan AG and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose

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appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement.
"Definitive Registered Note" means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer(s), the Agency Agreement and these presents either on issue or in exchange for a Global Note or part thereof (all as indicated in the applicable Final Terms), such Note in definitive form being in the respective form or substantially in the respective form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Final Terms and having the relevant information completing the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon.
"Directors" means the members of the Board of Directors for the time being of the Issuer, and
"Director" means any one of them.
"Drawdown Prospectus" means a prospectus specific to a Tranche of Notes.
"DTC" means The Depository Trust Company.
"Early Redemption Amount" has the meaning ascribed thereto in Condition 7(d) (Redemption and Purchase—Early Redemption Amounts).
"Euroclear" means Euroclear Bank SA/NV and any successor securities clearing agency thereof.
"Event of Default" means any of the conditions, events or acts as provided in Condition 10(a) (Events of Default and Enforcement—Events of Default).
"Extraordinary Resolution" has the meaning set out in paragraph 19 of Schedule 3.
"Euro MTF Market" means the Euro MTF Market of the Luxembourg Stock Exchange.
"Final Terms" has the meaning set out in the Programme Agreement.
"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be (as indicated in the applicable Final Terms).
"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the Issuer and the

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Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be (as indicated in the applicable Final Terms).
"Form of Transfer" means the form of transfer endorsed on a Definitive Registered Note in the respective form or substantially in the respective form set out in Part 2 of Schedule 2.
"FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom, as amended.
"Global Note" means a Regulation S Global Note and/or a Rule 144A Global Note, as the context may require.
"Interest Commencement Date" means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date.
"Interest Payment Date" in the context of any Floating Rate Note, means either:
(a)the date which falls the number of months or other period specified as the "Specified Period" in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or
(b)such date or dates as are indicated in the applicable Final Terms.
"Issue Date" means, in respect of any Note, the date of issue and subscription of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer(s) being, in the case of any Definitive Registered Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note.
"Issue Price" means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued.
"Issuer Successor" means, with respect to the Issuer, any company incorporated, domiciled or resident in a member state of the European Union or the United Kingdom which, if rated, has a rating assigned to it by an internationally recognised rating agency at least equal to the higher rating of the Issuer or its holding company (if any), or any previous substitute under Clause 20 (Substitution), prior to the substitution under Clause 20 (Substitution).
"Lead Manager" means, in relation to any Tranche of Notes, the person named as the Lead Manager (if any) in the applicable Subscription Agreement.
"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and documented legal fees and expenses properly incurred on a full indemnity basis.

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"Luxembourg Stock Exchange" means the Luxembourg Stock Exchange or any other body to which its functions have been transferred.
"Maturity Date" means the date on which a Note is expressed to be redeemable.
"month" means calendar month.
"Note" means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be (subject to compliance with all applicable legal and/or regulatory requirements) which has such maturity and denomination as may be agreed between the Issuer and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, and issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which may either be in definitive form or be represented by, and comprised in, one or more Global Notes each of which may (in accordance with the terms of such Global Note) be exchanged for Definitive Registered Notes or another Global Note (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11 (Replacement of Notes).
"Noteholders" means a person in whose name a Note is registered in the Register (or in the case of joint holders, the first named thereof) save that, for so long as the Notes are represented by a Global Note, each person who has for the time being a particular principal amount of such Notes credited to his securities account in the records of Clearstream and/or Euroclear and/or DTC (as applicable) shall be deemed to be the Noteholder in respect of the principal amount of such Notes for all purposes hereof other than for the purpose of payments in respect thereof, the right to which shall be vested, as against the Issuer, solely in the registered holder of such Global Note, in accordance with and subject to the terms of this Trust Deed and such Global Note; and the expressions "Noteholder", "holder" and "holder of Notes" and related expressions shall be construed accordingly.
"notice" means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13 (Notices).
"Officer" means, with respect to a Person, the Chairman of the Board of Directors, the General Director, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer, a Director or the General Counsel of such Person.
"Officer's Certificate" means a certificate signed by an Officer of the Issuer.
"outstanding" means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:
(c)those Notes which have been redeemed pursuant to these presents;
(d)those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the

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redemption moneys (including all interest payable thereon) have been duly paid to the Trustee in the manner provided in these presents or to the Principal Paying Agent in the manner provided for in the Agency Agreement (and where appropriate notice to that effect has been given to the relevant Noteholders in accordance with Condition 13 (Notices)), and remain available for payment in accordance with the Conditions;
(e)those Notes which have been purchased and cancelled in accordance with Conditions 7(e) (Redemption and Purchase—Purchases) and 7(f) (Redemption and Purchase—Cancellation);
(f)those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 9 (Prescription);
(g)those mutilated or defaced Notes for which replacement Notes have been issued pursuant to Condition 11 (Replacement of Notes);
(h)any Global Note to the extent that it shall have been exchanged for Definitive Registered Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement; and
(i)those Unrestricted Notes in definitive form which have been exchanged for Restricted Notes in definitive form and those Restricted Notes in definitive form which have been exchanged for Unrestricted Notes in definitive form, in each case pursuant to their provisions, the provisions of these presents and the Agency Agreement, provided that for each of the following purposes, namely:
(i)the right to attend and vote at any meeting of the Noteholders of any Series or the right to receive or execute a Written Resolution;
(ii)the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9 (Proceedings, Action and Indemnification); and
(iii)the exercise of any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and
(iv)the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series, those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer or any Subsidiary of the Issuer, shall (unless and until ceasing to be so held) be deemed not to remain outstanding.
"Paying Agents" means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective specified

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offices initially appointed as paying agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes.
"Person" means any individual, corporation, partnership, joint venture, trust unincorporated organisation or government or any Agency or political subdivision thereof.
"Potential Event of Default" means an event or circumstance which could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10(a) (Events of Default and Enforcement—Events of Default) become an Event of Default.
"Principal Paying Agent" means, in relation to all or any Series of the Notes, Citibank, N.A., London Branch at its office at Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes.
"Programme" means the Global Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement.
"Programme Agreement" means the agreement of even date herewith between the Issuer and the Dealers named therein (or deemed named therein) concerning the subscription of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement, any accession letters and/or agreements supplemental thereto.
"Qualified Institutional Buyer" has the meaning set out in Rule 144A under the Securities Act.
"Register" means the register for the Notes maintained by the Registrar.
"Registrar" means, in relation to all or any Series of the Notes, Citibank, N.A., London Branch at its office at Citigroup Centre, 25 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, as specified in the applicable Final Terms or, if applicable, any Successor registrar in relation to all or any Series of the Notes.
"Regulation S Global Note" means a registered global note in the respective form or substantially in the respective form set out in Part 1 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series sold outside the United States in reliance on Regulation S under the Securities Act, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents.
"Relevant Dealer" or "Relevant Dealer(s)" means, in relation to any Tranche or Series of Note(s), the Dealer or Dealers with whom the Issuer has agreed the issue and purchase of such

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Note(s). "repay", "redeem", "prepay" and "pay" shall each include all the others and "repaid", "repayable" and "repayment", "redeemed", "redeemable" and "redemption", "prepaid", "prepayable" and "prepayment" and "paid", "payable" and "payment" shall be construed accordingly.
"Restricted Notes" means Notes represented by a Rule 144A Global Note and Definitive Registered Notes issued in exchange for a Rule 144A Global Note.
"Rule 144A Global Note" means a registered global note in the respective form or substantially in the respective form set out in Part 1 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents.
"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder, as amended.
"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "Notes of the relevant Series, holders of Notes of the relevant Series" and related expressions shall be construed accordingly.
"Stock Exchange" means the Luxembourg Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, listed.
"Subscription Agreement" means an agreement for the issue and subscription of Notes supplemental to the Programme Agreement (by whatever name called) in such form as may be agreed between the Issuer and the Relevant Dealers.
"Subsidiary" has the meaning ascribed to it in Condition 10(a) (Events of Default and Enforcement—Events of Default).
"Successor" means, in relation to the Trustee, the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agents, the Authentication Agent and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, registrar, transfer agents, authentication agent and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from

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time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Principal Paying Agent, the Authentication Agent and the Registrar being within the same city as those for which it is they are substituted) as may from time to time be nominated, in each case by the Issuer, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders.
"Tax" or "Taxes" means any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest and other liabilities related thereto);
"these presents" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained.
"Tranche" means all Notes which are identical in all respects (including as to listing and admission to trading).
"Transfer Agents" means, in relation to all or any Series of the Notes, the several institutions at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents at their respective specified offices in relation to all or any Series of the Notes.
"Trust Corporation" means
(a)a trust corporation (as defined in the Law of Property Act 1925); or
(b)a body corporate entitled pursuant to any other legislation applicable to a trustee in any United States of America or Western European jurisdiction or the United Kingdom other than England and Wales to act as trustee and carry on trust business under the laws of the jurisdiction of its incorporation.
"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000, as amended.
"Unrestricted Notes" means those Notes which are not Restricted Notes.
"Written Resolution" means a resolution in writing, notified, in accordance with Condition 13 (Notices), to all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders in accordance with the provisions of these presents signed by or on behalf of such Noteholders that would be entitled to pass such resolution as if such resolution had been proposed at a duly convened and quorate meeting of Noteholders at which such Noteholders were present or duly represented whether contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.
"Zero Coupon Note" means a Note on which no interest is payable.
1.2(a)    All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer under these

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presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(e) (Payments—Interpretation of principal and interest).
(a)Any provision of any statute shall be deemed also to refer to any statutory modification, replacement or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification, replacement or re-enactment.
(b)All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.
(c)All references in these presents to any action, remedy or method of judicial proceeding for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.
(d)All references in these presents to Euroclear or Clearstream or DTC shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Principal Paying Agent and the Trustee or as may otherwise be specified in the applicable Final Terms.
(e)Unless the context otherwise requires or the same are otherwise in these presents defined, words and expressions contained in these presents shall bear the same meanings as in the Companies Act 2006.
(f)Words denoting the singular shall include the plural and vice versa.
(g)Words denoting one gender only shall include the other genders.
(h)Words denoting persons only shall include companies, corporations and partnerships and vice versa.
(i)In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and subparagraphs of this Trust Deed respectively. The Schedules are part of this Trust Deed and shall be incorporated herein.
(j)In these presents, tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.
(k)All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the relevant Series of Notes.
(l)All references in these presents to costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

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(m)Save where the contrary is intended, any reference herein to these presents or any other agreement or document shall, subject to the agreement of the parties hereto, be construed as a reference to these presents or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.
(n)"dollars", "U.S. dollars" and the signs "$" or "U.S.$" denote the lawful currency for the time being of the United States of America, "GBP", "£" or "pounds sterling" denote the lawful currency for the time being of the United Kingdom, "€", "EUR" and "Euro" mean the lawful currency of the member states of the European Union that adopted the single currency in accordance with the Treaty of Rome, as amended, and "₽" or "Rouble" or "rouble" means the lawful currency of the Russian Federation.
(o)Each reference to Final Terms shall, in the case of a series of Notes which is the subject of a Drawdown Prospectus, be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus.
1.3Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.
1.4All references in these presents to the "relevant currency" shall be construed as references to the currency in which payments in respect of the Notes of the relevant Series are to be made as indicated in the applicable Final Terms.
1.5All references in these presents to Notes being "listed" or "having a listing" shall be construed to mean (i) in relation to the Luxembourg Stock Exchange, that such Notes have been admitted to the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market, and (ii) in relation to any other Stock Exchange, that such Notes have been admitted to such Stock Exchange and admitted to trading on such Stock Exchange, and, in each case, all references in these presents to "listing" or "listed" shall include references to "quotation" and "quoted", respectively.
2.Amount and Issue of the Notes
2.1Amount of the Notes, Final Terms and legal opinions
The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and, for the purpose of determining such aggregate nominal amount, Clause 3 (Conditions of Issue; Updating of Legal Opinions) of the Programme Agreement shall apply.
The Issuer shall deliver or cause to be delivered to the Trustee on each Issue Date all legal opinions required to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be

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issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.
Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in English law affecting the Issuer, these presents, the Programme Agreement or the Agency Agreement, or the Trustee has other reasonable grounds), the Issuer will procure that (a) further legal opinion(s) (addressing, if applicable, any such change or proposed change in English law) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may choose (following consultation with the Issuer) is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further Condition precedent to the issue of those Notes.
2.2Covenant to pay
The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4 (Amount and Issue of the Notes—Floating Rate Notes)); provided that:
(a)every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the related covenant by the Issuer in this Clause 2.2 (Amount and Issue of the Notes—Covenant to pay) contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders;
(b)in the case of any payment of principal which is not made to the Trustee or the Principal Paying Agent on or before the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 7(g) (Redemption and Purchase—Late payment on Zero Coupon Notes) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30

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days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and
(c)in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 7(g) (Redemption and Purchase—Late payment on Zero Coupon Notes) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholders) (whether individually or in accordance with Condition 13 (Notices)) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that upon further presentation thereof being duly made, such payment is made.
The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders and itself in accordance with these presents.
2.3Trustee's requirements regarding Paying Agents etc.
At any time after an Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable and remain unpaid or the Trustee shall have received any money which it proposes to pay under Clause 10 (Application of Moneys) to the relevant Noteholders, the Trustee may:
(a)by notice in writing to the Issuer and the Agents, require any such Agent (until notified by the Trustee to the contrary) pursuant to the Agency Agreement:
(i)to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee in relation to payments and calculations to be made by or on behalf of the Trustee under the terms of these presents and in relation to all powers and duties of the Agents otherwise owing to the Issuer in respect of the Notes pursuant to the Agency Agreement mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available to the Trustee for such purpose) and thereafter to hold all Notes and all sums, monies, documents and records held by them in respect of Notes on behalf of the Trustee; and/or

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(ii)to deliver up all Notes and all sums, documents and records held by them in respect of Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any documents or records which the Agents are obliged not to release by any law or regulation; and
(b)by notice in writing to the Principal Paying Agent and the Issuer, require the Issuer to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying Agent and, with effect from the receipt of any such notice to the Issuer and until such notice is withdrawn, proviso (i) to sub-clause (a) of this Clause 2.3 (Amount and Issue of the Notes—Trustee's requirements regarding Paying Agents etc.) insofar as it relates to the Principal Paying Agent will cease to have effect.
2.4Floating Rate Notes
If the Floating Rate Notes of any Series become immediately due and repayable under Condition 10 (Events of Default and Enforcement), the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 (Interest) except that the rates of interest need not be published.
2.5Currency of payments
All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders shall be made in the relevant currency as required by the Conditions.
2.6Further Notes
The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) with the consent of the Trustee and without the consent of the Noteholders to create and issue further notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series; provided that, that if any Notes of the relevant Series are represented in whole or in part by a Rule 144A Global Note, further notes of such Series that are not issued pursuant to a "qualified reopening" for U.S. federal income tax purposes shall be issued under a separate ISIN or CUSIP number.
2.7Separate Series
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause 2 (Amount and Issue of the Notes) and of Clauses 3 (Forms of the Notes) to 21 (Currency Indemnity) (both inclusive) and 24.2 (New Trustee—Separate and Co-Trustees) and Schedule

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3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes" and "Noteholders" shall be construed accordingly.
3.Forms of the Notes
3.1Global Notes
(a)Subject as provided below, Global Notes of a Tranche that are initially offered and sold in the United States in reliance on Rule 144A under the Securities Act shall be represented by a Rule 144A Global Note and Global Notes of a Tranche that are initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by a Regulation S Global Note. Both Rule 144A Global Notes and Regulation S Global Notes may be deposited with a common depositary for, and registered in the name of a nominee of such common depositary for, Euroclear and Clearstream or deposited with a custodian for, and registered in the name of a nominee of, DTC.
(b)Global Notes shall be exchangeable and transferable only in accordance with, and subject to, the provisions of the Global Notes and the Agency Agreement and the rules and operating procedures for the time being of DTC and/or Euroclear and/or Clearstream (as applicable), including the requirement that all Definitive Registered Notes issued in exchange for a Restricted Global Note shall bear a legend in the same form mutatis mutandis as that set out on the Rule 144A Global Note.
(c)Each Global Note shall be printed or typed in the respective form or substantially in the respective form set out in Part 1 of Schedule 2 and may be a facsimile. Each Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by an Authorised Signatory on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar or the Authentication Agent. Each Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer.
3.2Definitive Registered Notes
(a)The Definitive Registered Notes shall be in registered form and shall be issued in the respective form or substantially in the respective form set out in Part 2 of Schedule 2, shall be serially numbered, shall be endorsed with a legend in the same form mutatis mutandis as that set out on the Rule 144A Global Note (in the case of those issued in exchange for the Rule 144A Global Note) and a Form of Transfer and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the Conditions may be incorporated by reference into such Definitive Registered Notes unless not permitted by the relevant Stock Exchange (if any), or the Definitive Registered Notes shall be endorsed with or have attached thereto the Conditions, and, in either such case, the Definitive Registered Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).

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(b)The Definitive Registered Notes shall be signed manually or in facsimile by an Authorised Signatory on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar or the Authentication Agent (as applicable). The Definitive Registered Notes so executed and authenticated shall be binding and valid obligations of the Issuer.
(c)If the Issuer becomes obliged to issue, or procure the issue of, Definitive Registered Notes but fails to do so within 30 days of the occurrence of the relevant event described in the Global Note, then the Issuer shall indemnify the Trustee, the registered holder of the Global Note and the relevant Noteholders in respect of the relevant Notes and keep them indemnified against any loss or damage incurred by any of them if the amount received by the Trustee, the registered holders of the relevant Global Note or the relevant Noteholders in respect of the Notes is less than the amount that would have been received had the Definitive Registered Notes been issued. If, and for so long as, the Issuer discharges its obligations under this indemnity, the breach by the Issuer of the provisions contained in the relevant Global Notes shall be deemed void ab initio.
3.3Facsimile signatures
The Issuer may use a facsimile signature of an Authorised Signatory notwithstanding the fact that when such Note shall be delivered any such person shall have ceased to have been an Authorised Signatory; provided that such person was an Authorised Signatory at the date on which such Note is expressed to be issued.
3.4Persons to be treated as Noteholders
Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Trustee and the Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) (a) for the purpose of making payment thereon or on account thereof deem and treat the registered holder of any Definitive Registered Note and (b) for the purpose of voting, giving consents and making requests pursuant to these presents deem and treat the registered holder of any Global Note, in each case, as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the registered holder and (ii) for all other purposes deem and treat:
(a)the registered holder of any Definitive Registered Note; and
(b)each person for the time being shown in the records of Euroclear and/or Clearstream and/or DTC (as applicable) as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear and/or Clearstream and/or DTC (as applicable) or any other form of record made by any of them) or as to the identity of the registered holder of any Global Note or Definitive Registered Note.

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3.5Certificates of Euroclear, Clearstream and/or DTC
The Issuer and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on (without liability) as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear and/or Clearstream and/or DTC (as applicable) or any form of record made by any of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.
4.Fees, Duties and Taxes
The Issuer will pay all stamp duties, stamp duty reserve tax and other similar duties or taxes (if any) including interest and penalties payable in the United Kingdom or the Netherlands on (a) the constitution, issue and offering of the Notes, (b) the initial delivery of the Notes and (c) the execution, delivery, performance or enforcement of these presents. The Issuer will also indemnify the Trustee and the Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and other similar duties or taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee with respect to these presents.
5.Covenant of Compliance
The Issuer hereby covenants to comply with those provisions of these presents which are expressed to be binding on it and to perform and observe the same. The Notes shall be held subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively. The Trustee will hold the benefit of this covenant on trust for the Noteholders and itself in accordance with these presents.
6.Cancellation of Notes
6.1In the Agency Agreement, the Registrar will agree to cancel on behalf of the Issuer all Notes redeemed or purchased by the Issuer, and all Notes purchased by any of the Issuer's Subsidiaries and delivered to the Registrar (together with an authorisation of the relevant Subsidiaries, addressed to the Registrar to cancel such Notes), and in each case such Notes may not be resold or reissued by the Issuer. In the Agency Agreement, upon written request, the Registrar will agree to give to the Trustee and the Issuer a certificate stating (i) the amounts paid in respect of Notes so redeemed or purchased and cancelled and (ii) the serial numbers of Notes representing the Notes so redeemed or purchased and cancelled as soon as reasonably possible after the date of such redemption or purchase. Such certificates may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Notes. In the Agency Agreement, each Paying Agent will agree to give the Registrar such information as it may request in order to deliver the certificates required by this Clause 6 (Cancellation of Notes).
7.Non-payment

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Proof that the Issuer has defaulted in making payment of any amount due and payable in respect of any specified Note shall (unless the contrary is proved by the Issuer) be sufficient evidence of default in respect of all other Notes of the relevant Series of Notes in respect of which the relevant amount is due and payable.
8.Enforcement
8.1The rights and duties of the Trustee, and the rights and duties of the Noteholders, in respect of the Notes as to recovery of amounts owing on the Notes are set out in Conditions 10(a) (Events of Default and Enforcement—Events of Default) and 10(b) (Events of Default and Enforcement–Enforcement of Notes).
9.Proceedings, Action and Indemnification
9.1The Trustee may at any time, at its discretion and without notice, institute such proceedings and/or take other steps as it may think fit to enforce the rights of the Noteholders and the provisions of these presents, in such case, without any liability as to the consequences of such action and without having regard to the effect of such action on individual Noteholders, but it shall not be bound to take any action in relation to these presents (including but not limited to the taking of any such proceedings and/or other steps) unless (a) it shall have been so directed by an Extraordinary Resolution or Written Resolution or (in the case only of the occurrence of an Event of Default and provided that such Event of Default is continuing) so requested in writing by Noteholders whose Notes constitute at least one-quarter in aggregate principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or prefunded and/or provided with security to its satisfaction against all liabilities, proceedings, actions, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of these presents or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholder shall be entitled to enforce such provisions or pursue such remedies.
9.2Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under these presents or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal or interest due to the relative Noteholder shall (unless the contrary to be proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.
10.Application of Moneys
10.1All moneys received by the Trustee under these presents from the Issuer shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the Issuer to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them:
(a)first, in payment or satisfaction of the costs, fees, charges, expenses and liabilities properly incurred by the Trustee and/or any Appointee in or about the preparation and

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execution of the trusts of these presents (including remuneration of the Trustee and of any Appointee) and the performance of its obligations under these presents or any related agreement or the exercise of any of the powers, authorities or discretions vested in the Trustee by these presents;
(b)secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes of that Series;
(c)thirdly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes of each other Series; and
(a)fourthly, balance (if any) in payment to the Issuer.
10.2Without prejudice to the provisions of this Clause 10 (Application of moneys), if the Trustee shall hold any moneys which represent amounts payable in respect of Notes which have become void under Condition 9 (Prescription), the Trustee shall hold such moneys on the above trusts; provided that the Trustee shall be required to treat any payments of principal and/or interest due under the Notes as having been satisfied and no amounts as outstanding or owing in respect thereof.
11.Payment to Noteholders
11.1Any payment to be made in respect of the Notes by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and in Clause 2.2 (Amount and Issue of the Notes—Covenant to pay) and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be. The Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 (Notices) of the day fixed for any payment to them under Clause 10 (Application of Moneys).
11.2The Trustee may (but only upon the occurrence of an Event of Default), vary or terminate the appointment of the Agents, and appoint additional or other paying agents, in each case in accordance with the terms of the Agency Agreement. Promptly following receipt of notice of resignation from an Agent and immediately after appointing a successor or new Agent or on giving notice to terminate the appointment of any Agent, the Principal Paying Agent (on behalf of, and at the expense of, the Issuer) shall give or cause to be given not more than 30 days' nor less than 5 days' notice of the fact to the Noteholders in accordance with Condition 13 (Notices).
12.Deposits
12.1No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

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12.2The Trustee may deposit moneys in respect of the Notes in its name in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.
12.3The parties acknowledge and agree that in the event that any deposits in respect of the Notes are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution, the Trustee shall not be liable to make up any shortfall or be liable for any loss.
13.Production of Notes
Upon payment to a Noteholder of any amounts corresponding to principal, the Note in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee, the Principal Paying Agent or the Registrar by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause the Registrar to enface a memorandum of the amount and date of payment on such Note or, in the case of payment of the amount corresponding in full, shall cause to be surrendered to the Trustee such Note or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.
14.Covenants by the Issuer
14.1The Issuer (for so long as any of the Notes remain outstanding) hereby covenants with the Trustee that it will:
(a)at all times keep proper books of account as may be necessary to comply with all applicable laws as so to enable the financial statements of the Issuer to be prepared and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred, allow so far as permitted by applicable law the Trustee and any person appointed by the Trustee to whom the Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;
(b)observe and comply with its obligations under the Agency Agreement and not make any amendment or modification to such Agency Agreement without the prior written approval of the Trustee;
(c)promptly deliver to the Trustee, forthwith upon its becoming aware of any Event of Default or Potential Event of Default, an Officer's Certificate specifying such Event of Default or Potential Event of Default and the action which the Issuer proposes to take with respect thereto;

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(d)deliver to the Trustee the annual financial statements of the Issuer within 180 days of the end of each financial year and, promptly after they are dispatched, all material documents dispatched to all creditors generally of the Issuer or any of its Significant Subsidiaries (as defined in Condition 10(a) (Events of Default and Enforcement—Events of Default)) (being such documents contemplating a composition, compromise or pre-insolvency arrangement with their respective creditors);
(e)to the extent not unlawful, use its best endeavours to send to the Trustee for approval at least three business days in advance of any publication a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 13 (Notices) (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21 of the FSMA);
(f)deliver to the Trustee, on or before a date not more than 180 days after the end of each fiscal year of the Issuer and within 14 days of a request from the Trustee, an Officer's Certificate of the Issuer stating that to the best of each of their knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in these presents and complied with these presents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if an Event of Default shall have occurred, describing all such Events of Default of which he may have knowledge);
(g)in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;
(h)not less than the number of days specified in the relevant Condition prior to the redemption, repurchase or repayment date in respect of any Note, give to the Trustee notice in writing by the Issuer of the amount of such redemption, repurchase or repayment pursuant to the Conditions;
(i)if, in relation to any issue of Notes, it is agreed between the Issuer and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, to list the Notes on a Stock Exchange, to use its commercially reasonable efforts to obtain and maintain the listing of the Notes on the Stock Exchange for as long as any Note of such Series is outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Notes from such Stock Exchange, and thereafter use its best efforts to maintain, a listing of such Notes on another "recognised stock exchange" as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom;
(j)if payments of principal or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Netherlands or any such political sub-division or any such authority therein or thereof,

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as soon as reasonably practicable upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the Netherlands or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid and in such event these presents will be construed accordingly;
(k)at any time after the Issuer shall have purchased any Notes and retained such Notes for its own account, and after being so requested by the Trustee, notify the Trustee to that effect and deliver to the Trustee promptly an Officer's Certificate setting out the total number of Notes which, at the date of such certificate, are held by or for the benefit of the Issuer or any Subsidiary of the Issuer for its or the Subsidiary's own account;
(l)notify the Trustee in writing within 180 days after the end of each fiscal year of the Subsidiaries that qualify as Significant Subsidiaries;
(m)so far as permitted by applicable laws and regulations at all times give to the Trustee such information as it shall be entitled to hereunder and in such form as it shall reasonably require (including, but without prejudice to the generality of the foregoing, all such certificates called for by the Trustee pursuant to Clause 16(b) (Supplement to Trustee Act 1925)) for the purposes of the discharge of the duties and discretions vested in it under these presents or by operation of law;
(n)give notice in writing to the Trustee of any proposed early redemption pursuant to Condition 7 (Redemption and Purchase);
(o)procure the delivery of any legal opinions required to be delivered pursuant to these presents and the Agency Agreement to be addressed to the Trustee and dated the date of such delivery, in form and content acceptable to the Trustee;
(p)comply with and perform and observe all the provisions of these presents and the Conditions which are binding on it. The Conditions shall be binding on each of the Issuer and the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Conditions and the Notes;
(q)give or procure to be given to the Trustee such opinions, certificates, information and other evidence as the Trustee shall reasonably require and in such form as it shall require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

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(r)give notice forthwith in writing to the Trustee if it becomes aware that the legality, validity or enforceability of these presents is in any way challenged or contested or otherwise cast into doubt;
(s)subject to Clause 11.2 (Payment to Noteholders), maintain Agents in accordance with the Conditions;
(t)so far as permitted by applicable law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the terms and conditions of these presents.
15.Remuneration and Indemnification of the Trustee
15.1The Issuer shall pay to the Trustee remuneration for its services as trustee separately agreed between the Issuer and the Trustee. The Issuer shall also pay or discharge all costs, fees, claims, charges and expenses (including, without limitation, in respect of taxes, duties and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis incurred by the Trustee in relation to the preparation and execution of these presents and all other documents relating thereto (together, the "Initial Expenses"), the Initial Expenses to be the amount agreed between the Issuer and the Trustee.
15.2If an Event of Default or Potential Event of Default shall have occurred, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the relevant Issuer to undertake duties which the Trustee (in consultation with the Issuer) determines to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under these presents, the Issuer will pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time). Such additional remuneration and/or expenses shall be paid to the Trustee promptly at such times as the Trustee shall reasonably request in writing to the Issuer.
If the Trustee and the Issuer fail to agree upon the amount of such additional remuneration as is referred to in this Clause 15.2 (Remuneration and Indemnification of the Trustee), and the Trustee and the Issuer fail to reach a compromise within a period of 30 days, the disagreement shall be determined within a further period of 30 days by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the Trustee's application) by the President for the time being of the Law Society of England and Wales. The decision of such merchant or investment bank shall be final and binding on the Issuer and the Trustee and the expenses involved in such nomination and the fees of such merchant or investment bank shall be paid by the Issuer.
15.3In addition to remuneration payable by the Issuer under Clauses 15.1 and 15.2 (Remuneration and Indemnification of the Trustee), the Issuer will promptly on the Trustee's written request pay all costs, charges and expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage, legal, travelling and other out-of-pocket expenses, plus any applicable value added tax) which the Trustee may properly incur

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in relation to these presents, in the exercise of any powers thereunder and in the performance of the Trustee's duties under these presents.
15.4The Issuer will indemnify the Trustee (including its officers, directors and employees) and hold the Trustee (including its officers, directors and employees) harmless:
(a)against all Liabilities incurred by the Trustee, or by any Appointee, in the performance of the roles under these presents or the exercise of any of the powers, authorities or discretions vested in the Trustee (including any Appointee) or in respect of any matter or thing done or omitted in any way arising from the Trustee being appointed to perform any of the roles under these presents (including, without limitation, legal fees and any applicable value added tax)); provided that such Liabilities do not arise out of the Trustee's fraud, gross negligence or wilful default; and
(b)against all liabilities, actions, proceedings, claims, demands or losses incurred, and against all documented fees, costs or expenses (including without limitation, legal fees and any applicable irrecoverable value added tax) properly incurred, by the Trustee in respect of any matter or thing done or omitted in any way arising from the Trustee being appointed to perform any of the roles under these presents; provided that any such liability, action, proceeding, claim, demand, loss, fee, cost or expense does not arise out of the Trustee's fraud, gross negligence or wilful default; and
(c)in respect of any incurred stamp duties, stamp duty reserve tax, registration, documentary and any other duties or taxes (including interest and penalties thereon or in connection therewith) to which these presents may be subject on execution, issue, payment, performance or execution.
15.5The indemnity contained in Clause 15.4 (Remuneration and Indemnification of the Trustee) shall survive the termination or expiry of this Deed and the removal, replacement or resignation of the Trustee.
15.6All sums payable by the Issuer under this Clause 15 (Remuneration and Indemnification of the Trustee) shall be paid to the Trustee in U.S. dollars (or such other currency as may be agreed between the Issuer and the Trustee from time to time) and immediately available transferable funds to such account as may be communicated from time to time to the Issuer for such purpose. If any cost, expense, liability or other item which falls within the scope of these presents is incurred or is payable in a currency other than U.S. dollars (or such other currency as may be agreed between the Issuer and the Trustee from time to time), the Issuer's obligations shall be to pay the U.S. dollar equivalent (or equivalent amount in such other currency as may be agreed between the Issuer and the Trustee from time to time) of such item, such U.S. dollar equivalent to be specified by the Trustee on the date of the Trustee's request for payment of such item and to have been determined by the Trustee using the relevant rate of exchange quoted in the London foreign exchange market on the date such cost, expense, liability or other item was first paid or incurred by the Trustee.
15.7Any sum payable by the Issuer under this Clause 15 (Remuneration and Indemnification of the Trustee) shall carry interest at a rate equal to 1% per annum above the base rate of Citibank,

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N.A. for U.S. dollars (or such other currency as may be agreed between the Issuer and the Trustee from time to time) on the date on which such sum becomes due:
(a)in the case of payments made by the Trustee before the Trustee's request for payment from the Issuer from the date of such request; and
(b)in other cases from 30 days after the date of the Trustee's request for payment.
15.8The Issuer shall in addition pay to the Trustee (if so required) an amount equal to the amount of any value added tax or similar tax charged in respect of the Trustee's remuneration hereunder.
15.9All payments to be made by the Issuer under this Clause 15 (Remuneration and Indemnification of the Trustee) shall be made free and clear of, and without any set-off, counterclaim, deduction or withholding for or on account of any Taxes imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law, in which event the amount of the relevant payment shall be increased by the Issuer as the case may be, to such amount as may be necessary to result in the receipt by the Trustee of such amount as would have been received by the Trustee if no such withholding or deduction had been required.
15.10Notwithstanding any provision of this Deed to the contrary, no party to these presents shall in any event be liable for indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, loss of goodwill, damage to reputation or loss of opportunity), whether or not foreseeable, even if such party had been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise.
15.11The Trustee shall be entitled, in its absolute discretion, to determine whether any Liabilities incurred under these presents have been incurred in respect of a particular Series of Notes or to allocate any such Liabilities between the Notes of any Series.
16.Supplement to Trustee Act 1925
Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, these presents shall, to the extent allowed by law, prevail and, in the case of such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:
(a)the Trustee may in relation to these presents (including, for the avoidance of doubt in this Clause 16 (Supplement to Trustee Act 1925)) act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (including, for the avoidance of doubt, any Calculation Agent) in the United Kingdom, the Netherlands or elsewhere (whether obtained by, or addressed to, the Trustee, the Issuer, any Subsidiary of the Issuer or any Agent) and shall not be responsible for any cost or loss occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, facsimile transmission or electronic mail and the Trustee shall not be liable for acting

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on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic, and the Trustee may rely on any such opinion, advice, certificate or information conclusively, regardless of whether liability in relation thereto is limited by reference to a monetary cap;
(b)the Trustee may call for and shall be at liberty to accept a certificate signed by an Authorised Signatory or an Officer's Certificate, as the case may be, as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;
(c)the Trustee shall be at liberty to place these presents and all deeds and other documents relating to these presents in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and the Issuer shall pay all sums required to be paid on account of or in respect of any such deposits;
(d)the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of any of the Notes, the exchange of the Global Notes for another Global Note or Definitive Registered Notes or the delivery of Note(s) to the person(s) entitled to it or them;
(e)the Trustee shall not be bound to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in these presents;
(f)the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by these presents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of these presents bound to act at the request or direction of the Noteholders the Trustee shall nevertheless not be so bound unless first indemnified and/or prefunded and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. The Trustee shall not be bound to take any enforcement actions unless respectively directed or requested to do so (i) by an Extraordinary Resolution or Written Resolution or (ii) in writing by the holders of at least one-quarter in aggregate principal amount of the Notes outstanding, and in either case then only if the Trustee shall be indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and

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demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing;
(g)the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders of all or any Series in respect whereof minutes have been made and signed or by electronic consents through the relevant clearing system(s) even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders;
(h)the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note purporting to be such and subsequently found to be forged or not authentic;
(i)any consent given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee may require;
(j)the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder any financial, confidential or other information made available to the Trustee by the Issuer in connection with these presents and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information save that the Trustee shall, following an Event of Default, make available to any Noteholder any such information; provided that it shall have been indemnified and/or prefunded and/or provided with security to its satisfaction against all liabilities to which it may thereby become liable and all fees, costs, charges and expenses which may be incurred by it in connection therewith;
(k)where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange quoted by leading banks in London, if available, and any rate, method and date so specified shall be binding upon the Issuer and the Noteholders;
(l)the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders;
(m)in connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual

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Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to these presents;
(n)the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;
(o)any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid by the Issuer all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;
(p)the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person and, without prejudice to the generality of the foregoing, the Trustee shall be entitled at any time following an Event of Default to appoint an agent (subject to the provisions of applicable law) in the name and on behalf of the Issuer;
(q)the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, sufficiency, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, sufficiency, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto;
(r)the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be from DTC and/or Euroclear and/or Clearstream or any other relevant clearing system in relation to any matter;

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(s)notwithstanding anything contained in these presents, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it under these presents or if the Trustee is or will be otherwise charged to, or may become liable to, tax as a consequence of performing its duties under the Agency Agreement whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under these presents from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts of these presents or otherwise, in any case other than any tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of these presents an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee in respect of these presents on the trusts of these presents;
(t)nothing contained in these presents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has reasonable grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;
(u)the Trustee shall have no responsibility for the maintenance or monitoring of any rating of the Notes by any rating agency or any other person;
(v)the Trustee shall not be responsible for investigating any matter which is the subject of any recital, representation or warranty of any person contained in these presents or otherwise in respect of or in relation to these presents, or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof nor shall the Trustee be under any obligation (i) to monitor or supervise the functions of any other person under the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or (ii) to take any steps to ascertain whether any relevant event under these presents has occurred, and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations and has no Liability to any person for any loss arising from any breach by such party or any such event;
(w)the Trustee shall be entitled to rely without investigation or enquiry on a certificate or confirmation of the Issuer in respect of every matter and circumstance for which a certificate or confirmation of the Issuer is expressly provided for under these presents, the Notes or any other transaction document and to rely upon a certificate or confirmation of the Issuer or any other person as to any other fact, as sufficient evidence thereof, and the Trustee shall not be bound in any such case to call for further evidence

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or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its failing so to do or the exercise or non-exercise by the Trustee of any of its powers, duties and discretion hereunder;
(x)except as otherwise required by law, in determining the identity of the Noteholders or considering their interests, the Trustee may rely solely on the Register save where the Notes are evidenced by the Global Notes where the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (i) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Global Notes and (ii) consider such interests on the basis that such accountholders were the holders of the Global Notes;
(y)the Trustee may determine whether or not an Event of Default is capable of remedy and if the Trustee shall certify that any such Event of Default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;
(z)in the absence of express notice to the contrary, the Trustee may assume without enquiry that all Notes of a particular Series are for the time being outstanding;
(aa)notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the European Union, the United Kingdom, the United States of America or, in each case, any jurisdiction forming a part of it) or any directive or regulation of any agency of any state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;
(ab)the Trustee shall not be liable for any error of judgement made in good faith and absent manifest error by any officer or employee of the Trustee assigned by the trustee to administer its corporate trust matters;
(ac)the Trustee shall not be obliged to publish or approve the form of any communication published in connection with these presents which it considers, in its absolute discretion, to be an invitation or inducement to engage in investment activity (as such terms are defined in the FSMA) (a "financial promotion") and in the event that the Trustee agrees to publish or approve the form of such financial promotion, it shall be entitled to request that it be provided with such evidence as it may reasonably require that such financial promotion may be lawfully communicated or received in any jurisdiction and may further or as an alternative request that the Issuer use its best endeavours to procure that the financial promotion concerned is issued or approved for issue by a person authorised to do so in such jurisdiction;
(ad)the Trustee shall bear no responsibility in relation to the listing (and maintenance of such listing) of the Notes with any Stock Exchange nor shall the Trustee be responsible for any filing, payment of fees or other activity connected thereto;

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(ae)the duties and obligations of the Trustee under these presents shall be determined solely by the express provisions of these presents. No implied covenants or obligations shall be read into these presents against the Trustee, and the permissible right of the Trustee to do things set out in these presents shall not be construed as a duty;
(af)for the purposes of determining whether or not any exercise of any power, trust, authority, duty or discretion under or in relation to the these presents, the Notes and the Agency Agreement is materially prejudicial to the interests of the Noteholders which is rated by any rating agency, the Trustee shall be entitled to rely on (but is not bound by) any rating agency confirmation in respect thereof;
(ag)the Trustee shall not be deemed to have notice of an Event of Default unless it has received a written notice describing such default pursuant to Clause 14.1(c) (Covenants by the Issuer);
(ah)the Trustee is entitled to request and rely upon information, reports, confirmations or affirmations provided privately or issued publicly by any rating agency whether or not addressed to the Trustee;
(ai)the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with these presents and all other documents related thereto save in relation to its own gross negligence, wilful default or fraud; and
(aj)if the Issuer requests the Trustee, pursuant to these presents, to act on instructions or directions delivered by email or any other unsecured method of communication or any instructions or directions delivered through any other electronic means, the Trustee shall have:
(i)no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer; and
(ii)no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions.
17.Trustee's Liability
Section 1 of the Trustee Act 2000 shall not apply to the duties and functions of the Trustee in relation to the trusts constituted by these presents; provided that if the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions, nothing in these presents shall relieve or exempt the Trustee from or indemnify it against any liability which would otherwise attach to it in respect of its gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under these presents.
18.Trustee Contracting with the Issuer

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18.1No Trustee and no director or officer of any corporation being a Trustee of these presents or any Affiliates of that Trustee shall by reason of the fiduciary position of such Trustee be in any way precluded from:
(a)entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or
(b)accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.
18.2Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.
19.Waiver, Authorisation and Determination
19.1The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, or agree to the waiving or authorising on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or determine that any event which would or might otherwise constitute an Event of Default or a Potential Event of Default shall not be treated as such for the purposes of these presents, provided always that the Trustee shall not exercise any powers conferred upon it by this Clause 19 (Waiver,

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Authorisation and Determination) in contravention of any request given by the holders of at least one quarter in aggregate principal amount of the Notes then outstanding or of any express direction by an Extraordinary Resolution or Written Resolution save, in the case of such request, where the same is contrary to any such express direction (but so that no such request or direction shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such proposed breach or breach relating to any of the matters the subject of the proviso to paragraph 17 of Schedule 3. Any such authorisation or waiver shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders in accordance with Condition 13 (Notices).
19.2Modification
The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer (a) in making any modification to these presents (other than the proviso paragraph 17 of Schedule 3 or any modification referred to in that proviso) which in the opinion of the Trustee is not materially prejudicial to the interests of the Noteholders or (b) in making any modification to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise determines, such modification shall be notified to the Noteholders by the Issuer (subject to the approval of the Trustee) as soon as practicable thereafter in accordance with Condition 13 (Notices).
20.Substitution
20.1Without an Extraordinary Resolution or a Written Resolution, the Issuer (or any previous substitute under this sub-clause, the "Substitute") may substitute an Issuer Successor for itself as the principal debtor under these presents; provided that:
(a)the substitution results directly from the merger or consolidation by the Issuer (or any such previous Substitute) with the Substitute as a result of which all of the assets and undertakings of the Issuer (or any such previous Substitute), are transferred to the Substitute;
(b)immediately before and after giving effect to the substitution, no Event of Default shall have occurred and be continuing;
(c)a trust deed is executed or some other form of undertaking is given by the Substitute to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents and the Notes with any consequential or other amendments which may be appropriate as fully as if the Substitute had been named in these presents as the principal debtor in place of the Issuer (or any such previous Substitute);
(d)arrangements are made to the satisfaction of the Trustee for the Noteholders to have or be able to have the same or equivalent rights against the Substitute as they have against the Issuer (or any such previous Substitute);

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(e)the Issuer (or any such previous Substitute) and the Substitute comply with such other reasonable requirements as the Trustee may direct in the interests of the Noteholders;
(f)the Trustee is satisfied that the Substitute has obtained all governmental and regulatory and internal corporate approvals and consents necessary for its assumption of the obligations and liabilities under these presents in place of the Issuer (or of any such previous Substitute), and such approvals and consents are at the time of substitution in full force and effect;
(g)(without prejudice to the generality of paragraphs (a) to (e) (inclusive) of this sub-clause) where the Substitute is incorporated, domiciled or resident in a territory other than The Netherlands, undertakings or covenants are given in terms corresponding to the provisions of Condition 8 (Taxation) with the substitution for the references to The Netherlands, as appropriate, of references to the territory in which the Substitute is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substitute is otherwise subject generally and (where applicable) Condition 7(b) (Redemption and Purchase—Redemption for tax reasons) and Clause 4 (Fees, Duties and Taxes) shall be modified accordingly;
(h)as a consequence of such substitution, to the extent the Notes are listed on a Stock Exchange, the Notes continue on the substitution and promptly thereafter to be listed on such Stock Exchange; and
(i)the Issuer or the Substitute shall have delivered to the Trustee an opinion of an independent lawyer to the effect that neither the Issuer or the Substitute, as the case may be, nor the Noteholders will recognise income, gain or loss for tax purposes as a result of the substitution and the Issuer, the Substitute and the Noteholders will be subject to taxes on the same amount and in the same manner and at the same times as would have been the case if such substitution had not occurred.
20.2Any such agreement by the Trustee pursuant to Clause 20.1 (Substitution) shall, to the extent so expressed, operate to release the Issuer or previous Substitute from any or all of its obligations under these presents. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the Trustee's said requirements, notice thereof shall be given by the Issuer or previous Substitute, as the case may be, to the Noteholders in the manner provided in Condition 13 (Notices).
20.3Upon the execution of such documents and compliance with the said requirements, the Substitute shall be deemed to be named in these presents and the Agency Agreement as the principal debtor in respect of any Notes in place of the Issuer or previous Substitute, and these presents and the Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and, without prejudice to the generality of the foregoing, any references in these presents to the Issuer shall be deemed to be references to the Substitute.
20.4If any two directors (or other equivalent officers) of the Substitute shall certify to the Trustee that the Substitute is solvent at the time at which the said substitution is proposed to be effected,

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the Trustee shall not be bound to have regard to the financial condition, profits or prospects of the Substitute or to compare the same with those of the Issuer or (as the case may be) the previous Substitute.
20.5The Issuer or previous Substitute shall not be entitled to substitute itself if, pursuant to the law of the country of incorporation, domicile or residence of the Substitute, the assumption by the Substitute of its obligations imposes responsibilities on the Trustee over and above those which have been assumed under these presents.
21.Currency Indemnity
21.1The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer under or in connection with these presents including damages.
21.2An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
21.3If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under these presents, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.
22.Power to Delegate
The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by these presents, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub- delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and, provided that the Trustee shall have exercised reasonable care in the selection of such delegate, it shall not be bound to monitor, oversee or supervise the proceedings and shall not in any way or to any extent be responsible or liable for any loss incurred by an omission, breach, misconduct or default on the part of such delegate or sub-delegate and without prejudice to the generality of the foregoing the Trustee shall be entitled at any time following an Event of Default to appoint a delegate (subject to the provisions of applicable law) in the name of and on behalf of the Issuer.

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23.Trustee Entitled to Assume Due Performance
Except as herein otherwise expressly provided, the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, that the Issuer is duly performing and observing all the covenants and provisions contained in these presents relating to the Issuer and on its part to be performed and observed.
24.New Trustee
24.1Appointment and removal of Trustees
The power of appointing new trustees shall be vested in the Issuer but a trustee so appointed must in the first place be approved by an Extraordinary Resolution or Written Resolution. A Trust Corporation may be appointed sole trustee hereof or alternatively there shall be at least two trustees hereof one at least of which shall be a Trust Corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the other Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution or Written Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless the Issuer has given its prior written consent thereto and there remains a trustee hereof (being a Trust Corporation) in office after such removal. Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a Trust Corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally.
24.2Separate and co-Trustees
Notwithstanding the provisions of Clause 24.1 (New Trustee—Appointment and removal of Trustees) above, the Trustee may, upon giving prior notice to, but without the consent of, the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (a) if the Trustee considers such appointment to be in the interests of the Noteholders, (b) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (c) for the purpose of obtaining a judgment, or enforcement in any jurisdiction of either a judgment already obtained or any provision of these presents, against the Issuer. The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.
25.Trustee's Retirement and Removal

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Any Trustee for the time being of these presents may retire at any time upon giving not less than three months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a Trust Corporation) in office after such retirement. In the event of a Trustee giving notice under this Clause 25 (Trustee's Retirement and Removal), the Issuer shall use its best endeavours to procure a new trustee to be appointed. If, in such circumstances, the appointment of such new trustee has not become effective within 90 days of the date of such notice, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, at the cost of Issuer.
26.Trustee's Powers to Be Additional
The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes.
27.Compliance with Applicable Tax Laws
In order to comply with applicable tax laws (inclusive of any current and future laws, rules, regulations, intergovernmental agreements and interpretations thereof promulgated by competent authorities) related to these presents in effect from time to time ("Applicable Law") that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (a) to provide to the Trustee with sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with Applicable Law, provided, for the avoidance of doubt, that any obligation of the Issuer to pay additional amounts as will result in the receipt by the Noteholders of such amounts as would have been received by it if no such withholding or deduction had been made or required to be made shall be subject in its entirety to Condition 8 (Taxation) and provided further that neither the Principal Paying Agent nor the Trustee shall have any obligation to gross-up any payment under the Notes or to pay any additional amounts as a result of such withholding or deduction. The terms of this section shall survive the termination of this Trust Deed.
28.Notices
Any notice to the Issuer or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by letter delivered by hand or by email. Each notice shall be made to the Issuer or the Trustee at the email address or postal address and marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial email address, postal address and person or department so specified by each party are set out below:

to VEON Holdings B.V., as Issuer:	VEON Holdings B.V.

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Claude Debussylaan 88
1082 MD
Amsterdam
The Netherlands
Email: [redacted]; [redacted] Attention: [redacted]
to the Trustee:	Citibank, N.A., London Branch
Citigroup Centre
25 Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Fax: [redacted]
Attention: [redacted]

Any notice shall be deemed received (if by e-mail) when sent if no message of non-delivery is received by the sender within 48 hours of sending such communication or (if by letter) 24 hours (in the case of inland post) or three days (in the case of overseas post) after despatch, in each case in the manner required by this Clause 28 (Notices). However, if a notice is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every notice shall be irrevocable save in respect of any manifest error in it.
Any notice given under or in connection with these presents shall be in English. All other documents provided under or in connection with these presents shall be:
(a)in English; or
(b)if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
29.Governing Law
These presents, the Notes and all non-contractual obligations arising out of or in connection with them, shall be governed by, and shall be construed in accordance with, English law.
30.Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
31.Submission to Jurisdiction
31.1The courts of England shall have jurisdiction to settle any dispute, controversy, claim or difference of whatever nature howsoever arising out of or in connection with these presents, the

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Notes or any supplement, modifications or additions thereto, (including any dispute regarding the existence, validity, interpretation, performance, breach, termination or enforceability of these presents, the Notes and any dispute relating to non-contractual obligations arising out of or in connection with these presents or the Notes) and accordingly any legal action or proceedings arising out of or in connection with these presents or the Notes ("Proceedings") may be brought in such courts. The parties hereto waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause 31.1 (Submission to Jurisdiction) is for the benefit of the Trustee and nothing in this Clause 31.1 (Submission to Jurisdiction) prevents the Trustee from taking Proceedings in any other courts with jurisdiction. To the extent allowed by law, the Trustee may take concurrent Proceedings in any number of jurisdictions.
31.2The Issuer agrees that the process by which any proceedings in England are begun may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (the "Process Agent") or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Trustee.
31.3If the Process Agent is not or ceases to be effectively appointed to accept service of process in England on the Issuer's behalf the Issuer shall immediately appoint a further Person in England to accept service of process on its behalf and provide notice thereof to the Trustee. If within 15 days of notice from the Trustee requiring the Issuer to appoint a Person to accept service of process in England on its behalf, the Issuer fails to do so, the Trustee (at the expense of the Issuer) shall be entitled to appoint such a Person by written notice to the Issuer.
31.4Nothing in Clauses 31.2 or 31.3 (Submission to Jurisdiction) shall affect the right of any party hereto to serve process in any other manner permitted by law.
31.5To the extent the Issuer or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with these presents or any of the transactions contemplated hereby or thereby, the Issuer hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.
32.Severability
In case any provision in or obligation under these presents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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33.Counterparts
This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.
34.Entire Agreement
This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.
In witness whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated on page 1.

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Schedule 1
Terms and Conditions of the Notes
TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note and each Definitive Registered Note, in the latter case only if permitted by the relevant Stock Exchange or other relevant authority (if any) and agreed by the Issuer and the Relevant Dealer(s) or Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, at the time of issue but, if not so permitted and agreed, such Definitive Registered Note will have endorsed thereon or attached thereto such Terms and Conditions. The relevant Final Terms (or the relevant provisions thereof) or the relevant provisions of the Drawdown Prospectus will be endorsed upon, or attached to, each Global Note and Definitive Registered Note. Reference should be made to "Form of the Final Terms" for a description of the content of the Final Terms.
This Note is one of a Series of Notes issued by VEON Holdings B.V. (the "Issuer") constituted by an amended and restated trust deed (as modified and/or supplemented and/or restated from time to time, the "Trust Deed") originally dated 7 September 2021 made between the Issuer and Citibank, N.A., London Branch (the "Trustee", which expression shall include any successor trustee) as trustee for the Noteholders (as defined below).
References herein to the "Notes" shall be references to the Notes of this Series and shall mean:
(i)in relation to any Notes represented by a global Note (a "Global Note"), units of the lowest Specified Denomination in the Specified Currency;
(ii)any Global Note; and
(iii)any definitive Notes in registered form ("Definitive Registered Notes") (whether or not issued in exchange for a Global Note).
The Notes have the benefit of an amended and restated agency agreement (as amended and/or supplemented and/or restated from time to time, the "Agency Agreement") originally dated 7 September 2021 and made between the Issuer, the Trustee, Citibank, N.A., London Branch as principal paying agent (the "Principal Paying Agent", which expression shall include any successor principal paying agent), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression shall include any additional or successor paying agents), Citibank, N.A., London Branch as registrar (the "Registrar" and which expression shall include any successor registrar), Citibank, N.A., London Branch as authentication agent (the "Authentication Agent" and which expression shall include any successor authentication agent), Citibank, N.A., London Branch as transfer agent (together with the other transfer agents named therein and together with the Registrar and the Authentication Agent, the "Transfer Agents", which expression shall include any additional or successor transfer agents). The Principal Paying Agent, the Registrar, the other Paying Agents, the Authentication Agent, the Calculation Agent (as defined in the Agency Agreement) and the Transfer Agents are collectively referred to herein as the "Agents".

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Each Tranche of Notes is the subject either of a final terms (the "Final Terms") which complete these Terms and Conditions (the "Conditions") or a drawdown prospectus (the "Drawdown Prospectus") which supplements, amends and/or replaces these Conditions for the purpose of that Tranche of Notes only. References to: (i) the "relevant Final Terms" are to the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note; and (ii) the "relevant Drawdown Prospectus" are to the Drawdown Prospectus (or the relevant provisions thereof) attached or endorsed on this Note.
The Trustee acts for the benefit of the "Noteholders" (which expression shall mean the several persons whose names are entered in the register of holders of the Notes as the holders thereof and shall, in relation to any Notes represented by a Global Note, be construed as provided in Condition 1 (Form, Denomination and Title)) in accordance with the provisions of the Trust Deed.
As used herein, "Tranche" means Notes which are identical in all respects (including as to listing and admission to trading) and "Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates (unless this is a Zero Coupon Note) and/or Issue Prices.
Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The Noteholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement and the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) which are applicable to them. Copies of the Trust Deed, the Agency Agreement, the Base Offering Memorandum and the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) are available for inspection during normal business hours at the registered office for the time being of the Issuer, being at the date hereof Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, the registered office for the time being of the Trustee, being at the date hereof Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom and at the Specified Offices (as defined in the Agency Agreement) of the Agents. The initial Specified Offices of the initial Agents are set out below.
Words and expressions defined in the Trust Deed, the Agency Agreement or used in the Base Offering Memorandum or the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) will prevail.
1.Form, Denomination and Title
The Notes are in registered form without coupons attached and, in the case of Definitive Registered Note, serially numbered, in the Specified Currency and the Specified Denomination(s); provided that Notes resold pursuant to Rule 144A shall be held in amounts of not less than U.S.$200,000 (or its equivalent in any other currency as at the date of issue of those Notes) and provided further that all Notes will have a minimum Specified Denomination of €100,000 (or its equivalent in any other currency as at the date of issue of those Notes). Notes

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of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.
This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
Subject as set out below, title to the Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Trustee and any Agent will (except as otherwise required by law and the Trust Deed) deem and treat the registered holder of any Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the immediately succeeding paragraph.
For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking, S.A. ("Clearstream"), each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuer, the Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly.
For so long as the Depository Trust Company ("DTC") or its nominee is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Trust Deed and the Agency Agreement and the Notes except to the extent that in accordance with DTC's published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants.
In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.
Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear and Clearstream, as the case may be. References to DTC, Euroclear and/or Clearstream shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the

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relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) or as may otherwise be approved by the Issuer, the Principal Paying Agent and the Trustee.
2.Transfers of Notes
(a)Transfers of interests in Global Notes
Transfers of beneficial interests in Global Notes will be effected by DTC, Euroclear or Clearstream, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Definitive Registered Notes or for a beneficial interest in another Global Note only in the authorised denominations set out in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, as the case may be, and in accordance with the terms and conditions specified in the Trust Deed and the Agency Agreement. Transfers of a Global Note registered in the name of a nominee for DTC shall be limited to transfers of such Global Note, in whole but not in part, to another nominee of DTC or to a successor of DTC or such successor's nominee.
(b)Transfers of Definitive Registered Notes
Subject as provided in subparagraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Trust Deed and the Agency Agreement, a Definitive Registered Note may be transferred in whole or in part (in the authorised denominations set out in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)). In order to effect any such transfer (i) the holder or holders must (A) surrender the Definitive Registered Note for registration of the transfer of the Definitive Registered Note (or the relevant part of the Definitive Registered Note) at the Specified Office of any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or its or their attorney or attorneys duly authorised in writing and (B) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (ii) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer, the Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 3 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the Specified Office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its Specified Office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Definitive Registered Note of a like aggregate nominal amount to the Definitive Registered Note (or the relevant part of the Definitive Registered Note) transferred. In

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the case of the transfer of part only of a Definitive Registered Note, a new Definitive Registered Note in respect of the balance of the Definitive Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor. The transfer of part of a Definitive Registered Note is not permitted if the principal amount of the balance of the Definitive Registered Note is not a Specified Denomination. No holder may require a transfer of a Definitive Registered Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Note.
(c)Registration of transfer upon partial redemption
In the event of a partial redemption of Notes under Condition 7 (Redemption and Purchase), the Issuer shall not be required to register the transfer of any Note, or part of a Note, called for partial redemption.
(d)Costs of registration
Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.
(e)Transfers of interests in Regulation S Global Notes
Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made:
(i)upon receipt by the Registrar of a transfer certificate substantially in the form set out in Schedule 2 to the Agency Agreement, amended as appropriate (a "Transfer Certificate"), copies of which are available from the Specified Office of any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or
(ii)otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.
In the case of (i) above, such transferee may take delivery through a Legended Note in global or definitive form. After expiry of the applicable Distribution Compliance

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Period such certification requirements will no longer apply to such transfers. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Notes prior to the expiration of the Distribution Compliance Period.
(f)Transfers of interests in Legended Notes
Transfers of Legended Notes or beneficial interests therein may be made:
(i)to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S; or
(ii)to a transferee who takes delivery of such interest through a Legended Note where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or
(iii)otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.
Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the legend, the Registrar shall deliver only Legended Notes or refuse to remove the legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.
(g)Exchanges and transfers of Notes generally
Holders of Definitive Registered Notes may exchange such Notes for interests in a Global Note of the same type at any time.
(h)Definitions
In this Condition 2 (Transfers of Notes), the following expressions shall have the following meanings:
"Distribution Compliance Period" has the meaning given to that term in Regulation S under the Securities Act;

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"Legended Note" means Notes (whether in definitive form or represented by a Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A that include a legend restricting sales within the United States to QIBs in accordance with the requirements of Rule 144A;
"QIB" means a qualified institutional buyer within the meaning of Rule 144A;
"Regulation S" means Regulation S under the Securities Act;
"Regulation S Global Note" means a Global Note representing Notes sold outside the United States in reliance on Regulation S;
"Rule 144A" means Rule 144A under the Securities Act;
"Rule 144A Global Note" means a Global Note representing Notes sold in the United States or to QIBs; and
"Securities Act" means the U.S. Securities Act of 1933, as amended.
3.Status of the Notes
The Notes constitute unsubordinated senior obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. Subject to these Conditions, the Issuer shall ensure that at all times the claims of the Noteholders against it under the Notes rank in right of payment at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any mandatory operation of law.
4.Covenants
For so long as any of the Notes remains outstanding (as defined in the Trust Deed), the Issuer undertakes to comply with each of the following covenants.
(a)Maintenance of listing
If, in relation to any issue of Notes, it is agreed between the Issuer and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, to list the Notes on a Stock Exchange, the Issuer will use its commercially reasonable efforts to have the Notes listed on the relevant Stock Exchange and to maintain such listing for so long as the Notes are outstanding; provided that if at any time the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Notes from the relevant Stock Exchange, and thereafter use its best efforts to maintain, a listing of such Notes on another "recognised stock exchange" as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.
For purposes of these Conditions, "Stock Exchange" means the Euro MTF market of the Luxembourg Stock Exchange or any other stock exchange on which any Notes may from time to time be listed, and references in these Conditions to the "relevant Stock

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Exchange" shall, in relation to any Notes, be references to the stock exchange or stock exchanges on which the Notes are from time to time listed.
(b)Reporting
The following documents shall be furnished to the Trustee for the benefit of the Noteholders:
(i)as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the audited consolidated financial statements for that financial year of the Issuer; and
(ii)as soon as the same become available, but in any event within 90 days after the end of each of its first three financial quarters of each year, the unaudited consolidated financial statements for that financial quarter of the Issuer.
5.Interest
(a)Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.
If the Notes are in definitive form, except as provided in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the amount of interest payable on each Interest Payment Date in respect of the Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), amount to the Broken Amount so specified. In these conditions, "Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.
Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), interest shall be calculated in respect of any period by applying the Rate of Interest to:
(i)in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or
(ii)in the case of Fixed Rate Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub unit of the relevant Specified Currency, half of any such sub unit being rounded upwards or otherwise in accordance with

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applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.
"Day Count Fraction" means, in respect of the calculation of an amount of interest, in accordance with this Condition 5(a) (Interest—Interest on Fixed Rate Notes):
(i)if "Actual/Actual (ICMA)" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be):
(A)in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) that would occur in one calendar year; or
(B)in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and
(2)the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and
(ii)if "30/360" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.
As used in these Conditions:

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"Determination Date" has the meaning given in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be);
"Determination Period" means each period from (and including) a Determination Date to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);
"Interest Commencement Date" means the Issue Date of the Note or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms or Drawdown Prospectus;
"Rate of Interest" means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or Drawdown Prospectus or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms or Drawdown Prospectus; and
"sub unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.
(b)Interest on Floating Rate Notes
(i)Interest Payment Dates
Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(A)the Specified Interest Payment Date(s) in each year specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be); or
(B)if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), each date (each such date, together with each Specified Interest Payment Date, an "Interest Payment Date") which falls within the number of months or other period specified as the Specified Period in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
Such interest will be payable in respect of each Interest Period.
If a "Business Day Convention" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) and (x) if there is no numerically corresponding day on the calendar month in which an Interest

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Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(C)in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) (Interest—Interest on Floating Rate Notes) above, the "Floating Rate Convention", such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or
(D)the "Following Business Day Convention", such Interest Payment Date shall be postponed to the next day which is a Business Day; or
(E)the "Modified Following Business Day Convention", such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or
(F)the "Preceding Business Day Convention", such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In these Conditions (unless otherwise indicated), "Business Day" means:
(G)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, New York, Amsterdam and each Additional Business Centre (other than TARGET2 System) specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be);
(H)if TARGET2 System is specified as an Additional Business Centre in the relevant Final Terms or Drawdown Prospectus (as the case may be), a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the "TARGET2 System") is open; and
(I)either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business

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(including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.
(ii)Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
(A)ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus the Margin (if any) (as indicated in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)). For the purposes of this subparagraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as of the Issue Date of the first Tranche of the Notes (the "ISDA Definitions") and under which:
(1)the Floating Rate Option is as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be);
(2)the Designated Maturity is a period specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be); and
(3)the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London interbank offered rate ("LIBOR") or on the Euro zone interbank offered rate ("EURIBOR"), the first day of that Interest Period or (ii) in any other case, as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
For the purposes of this subparagraph (A), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated

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Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions.
Unless otherwise stated in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) the Minimum Rate of Interest shall be deemed to be zero.
(B)Screen Rate Determination for Floating Rate Notes
Where Screen Rate Determination is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(1)the offered quotation; or
(2)the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Specified Time on the Interest Determination Date in question plus or minus (as indicated in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) the Margin (if any), all as determined by the Calculation Agent. If five or more offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one highest quotation, one only of those quotations) and the lowest (or, if there is more than one lowest quotation, one only of those quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of the offered quotations.
If the Relevant Screen Page is not available or if, in the case of (1) above, no offered quotation appears or if, in the case of (2) above, fewer than three offered quotations appear, in each case as at the Specified Time, the Calculation Agent shall request each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent.

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If on any Interest Determination Date one only or none of the Reference Banks provides the Calculation Agent with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR), the Euro zone inter-bank market (if the Reference Rate is EURIBOR) or the Russian inter-bank market (if the Reference Rate is RUONIA) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Calculation Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Calculation Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR), the Euro zone inter-bank market (if the Reference Rate is EURIBOR) or the Russian inter-bank market (if the Reference Rate is RUONIA) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 5(b)(ii)(B) (Interest—Interest on Floating Rate Notes), the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) as being other than LIBOR, EURIBOR or RUONIA the Rate of Interest in respect of the Notes will be determined as provided in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).

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If the Floating Rate Notes of any Series become immediately due and repayable under Condition 10 (Events of Default and Enforcement), the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of this Condition 5 (Interest) except that the rates of interest need not be published.
"Reference Banks" means the institutions specified as such in the relevant Final Terms or, if none, four major banks selected by the Issuer in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that are most closely connected with the Reference Rate (which, if EURIBOR is the relevant Reference Rate, shall be Europe, if LIBOR is the relevant Reference Rate, shall be London and if RUONIA is the relevant Reference Rate, shall be the Russian Federation).
(iii)Minimum Rate of Interest and/or Maximum Rate of Interest
If the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of subparagraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.
If the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of subparagraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.
(iv)Determination of Rate of Interest and calculation of Interest Amounts
The Calculation Agent, in the case of Floating Rate Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.
The Calculation Agent will calculate the Interest Amount payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:
(A)in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

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(B)in the case of Floating Rate Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub unit of the relevant Specified Currency, half of any such sub unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.
"Day Count Fraction" means, in respect of the calculation of an amount of interest in accordance with this Condition 5(b) (Interest—Interest on Floating Rate Notes):
(A)if "Actual/Actual (ISDA)" or "Actual/Actual" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);
(B)if "Actual/365 (Fixed)" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the actual number of days in the Interest Period divided by 365;
(C)if "Actual/360" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the actual number of days in the Interest Period divided by 360;
(D)if "30/360", "360/360" or "Bond Basis" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction
where:

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"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
"D1" is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(E)if "30E/360" or "Eurobond Basis" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction

where:
"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

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"D1" is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;
(F)if "30E/360 (ISDA)" is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:
Day Count Fraction
where:
"Y1" is the year, expressed as a number, in which the first day of the Interest Period falls;
"Y2" is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
"M1" is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
"M2" is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
"D1" is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
"D2" is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.
In this Condition 5(b) (Interest—Interest on Floating Rate Notes), "Interest Amount" means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period.
(v)Notification of Rate of Interest and Interest Amounts

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The Calculation Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee, each other Paying Agent and any relevant Stock Exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 (Notices) as soon as possible after their determination but in no event later than the third London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each relevant Stock Exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13 (Notices). For the purposes of this subparagraph, the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.
(vi)Certificates to be final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b) (Interest—Interest on Floating Rate Notes), whether by the Calculation Agent or the Trustee, shall (in the absence of wilful default, fraud, gross negligence and manifest error) be binding on the Issuer, the Calculation Agent, the other Agents and all Noteholders and (in the absence of wilful default, fraud or gross negligence) no liability to the Issuer or the Noteholders shall attach to the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(c)Benchmark Event
Notwithstanding the provisions of Condition 5(b) (Interest—Interest on Floating Rate Notes) above, if a Benchmark Event occurs in relation to an Original Reference Rate, then the following provisions shall apply:
(i)the Issuer shall use reasonable endeavours to appoint an Independent Adviser as soon as reasonably practicable, to determine (without any requirement for the consent or approval of the Noteholders) a Successor Rate, failing which an Alternative Rate and, in either case, an Adjustment Spread (if any) and any Benchmark Amendments (each as defined and as further described below).
(ii)An Independent Adviser appointed pursuant to this Condition 5(c) (Interest— Benchmark Event) shall act in good faith and in a commercially reasonable manner as an expert and in consultation with the Issuer, and (in the absence of bad faith, fraud or negligence) shall have no liability whatsoever to the

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Paying Agents or the Noteholders for any determination made by it pursuant to this Condition 5(c) (Interest— Benchmark Event).
(iii)If the Independent Adviser determines that:
(A)there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided in Condition 5(c)(v) (Interest— Benchmark Event)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(c) (Interest—Benchmark Event)); or
(B)there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided in Condition 5(c)(v) (Interest—Benchmark Event)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 5(c) (Interest—Benchmark Event)).
(iv)If (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Independent Adviser appointed by it fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 5(c) (Interest—Benchmark Event) prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this Condition 5(c) (Interest—Benchmark Event) shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 5(c) (Interest—Benchmark Event).
(v)Adjustment Spread: If the Independent Adviser determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then

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the Successor Rate or the Alternative Rate (as applicable) will apply without an Adjustment Spread.
(vi)Benchmark Amendments: If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Condition 5(c) (Interest—Benchmark Event) and the Independent Adviser determines (i) that amendments to these Conditions are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the "Benchmark Amendments") and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 5(c)(vii) (Interest—Benchmark Event), without any requirement for the consent or approval of Noteholders, vary these Conditions to give effect to such Benchmark Amendments with effect from the date specified in such notice.
In connection with any such variation in accordance with this Condition 5(c)(vi) (Interest—Benchmark Event), the Issuer shall comply with the rules of any relevant Stock Exchange on which the Notes are for the time being listed or admitted to trading.
(vii)Notice: Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 5(c) (Interest—Benchmark Event) will be notified promptly by the Issuer to the Agents and, in accordance with Condition 13 (Notices), the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.
(viii)Survival of Original Reference Rate: Without prejudice to the obligations of the Issuer under this Condition 5(c) (Interest— Benchmark Event), the Original Reference Rate and the fall-back provisions provided for in Condition 5(c) (Interest— Benchmark Event) will continue to apply unless and until a Benchmark Event has occurred.
(ix)Definitions: For the purposes of this Condition 5(c) (Interest— Benchmark Event), the following terms shall have the following meanings:
"Adjustment Spread" means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:
(A)in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or

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(B)(if no such recommendation has been made, or in the case of an Alternative Rate) the Independent Adviser determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); (or if the Issuer determines that no such industry standard is recognised or acknowledged); or
(C)the Independent Adviser determines (acting in good faith and in a commercially reasonable manner) to be appropriate.
"Alternative Rate" means an alternative benchmark or screen rate which the Independent Adviser determines in accordance with Condition 5(c)(iii) (Interest— Benchmark Event) is customary in market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes, or, if the Independent Adviser determines there is no such rate, such other rate as the Independent Adviser acting in good faith and a commercially reasonable manner determines is most comparable to the Original Reference Rate.
"Benchmark Amendments" has the meaning given to it in Condition 5(c)(vi) (Interest— Benchmark Event).
"Benchmark Event" means:
(D)the Original Reference Rate ceasing be published for a period of at least five (5) Business Days or ceasing to exist; or
(E)a public statement by the administrator of the Original Reference Rate that it will, by a specified date within the following six months, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or
(F)a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued; or
(G)a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes, in each case within the following six months;
(H)it has become unlawful for any Agent or the Issuer to calculate any payments due to be made to any Noteholder using the Original Reference Rate.

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"Independent Adviser" means an independent financial institution of international repute or an independent financial adviser with appropriate expertise selected and appointed by the Issuer at its own expense under Condition 5(c)(i) (Interest— Benchmark Event).
"Original Reference Rate" means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes.
"Relevant Nominating Body" means, in respect of a benchmark or screen rate (as applicable):
(I)the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or
(J)any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (ii) any central bank or the supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (iii) a group of the aforementioned central banks or other supervisory authorities or (iv) the international Financial Stability Board or any part thereof.
"Successor Rate" means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.
(d)Accrual of interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:
(i)the date on which all amounts due in respect of such Note have been paid by the Issuer; and
(ii)as provided in Clauses 2.2(b) and (c) of the Trust Deed.
6.Payments
(a)Method of payment
Subject as provided below, payments in a Specified Currency will be made by credit or transfer to an account in the relevant Specified Currency (or any account to which such Specified Currency may be credited or transferred) maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency.

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Payments in respect of principal and interest on the Notes will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8 (Taxation)) any law implementing an intergovernmental approach thereto.
(b)Payments of principal and interest
Payments of principal in respect of each Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Note at the Specified Office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account of the holder (or the first named of joint holders) of the Note appearing in the register of holders of the Notes maintained by the Registrar (the "Register") (i) with respect to a Tranche of Notes in global form held by or on behalf of Euroclear and/or Clearstream that is not expressly subject to Condition 6(f) (Payments—Currency Exchange Option) as specified in the relevant Final Terms or Drawdown Prospectus (as the case may be), or a Tranche of Notes in global form denominated in U.S. dollars that is registered in the name of DTC or its nominee, at the close of business on the business day (being for this purpose a day on which each clearing system in which the relevant Global Notes are being held is open for business) before the relevant due date for payment, and (ii) with respect to all other Notes (including Notes in definitive form), at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date for payment (in each case of (i) and (ii), the "Record Date"). For these purposes, "Designated Account" means the account maintained by a holder with a Designated Bank and identified as such in the Register and "Designated Bank" means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency and (in the case of a payment in euro) any bank which processes payments in euro.
Payments of interest in respect of each Note (whether or not in global form) will be made by transfer on the due date to the Designated Account of the holder (or the first named of joint holders) of the Note appearing in the Register on the relevant Record Date. Payment of the interest due in respect of each Note on redemption will be made in the same manner as payment of the principal amount of such Note.
No commissions or expenses shall be charged to the Noteholders in respect of any payments of principal or interest in respect of the Notes.
All amounts payable to DTC or its nominee as registered holder of a Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall (unless a participant shown in any records of DTC as holder of the Notes has irrevocably elected to receive payments in such Specified Currency and has so notified

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DTC) be paid by transfer to an account in the relevant Specified Currency of the Principal Paying Agent for conversion into and payment in U.S. dollars in accordance with the provisions of the Agency Agreement.
None of the Issuer, the Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(c)General provisions applicable to payments
The registered holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream or DTC, as the case may be, for its share of each payment so made by the Issuer to, or to the order of, the holder of such Global Note.
(d)Payment Day
If the due date for payment of any amount in respect of any Note is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, "Payment Day" means any day which (subject to Condition 9 (Prescription)) is:
(i)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:
(A)in the case of Notes in definitive form only, the relevant place of presentation; and
(B)each Additional Financial Centre (other than TARGET2 System) specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be);
(ii)if TARGET2 System is specified as an Additional Financial Centre in the relevant Final Terms or relevant Drawdown Prospectus (as the case may be), a day on which the TARGET2 System is open;
(iii)either (A) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the

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relevant currency or (B) in relation to any sum payable in euro, a day on which the TARGET2 System is open; and
(iv)in the case of any payment in respect of a Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Global Note) has not elected to receive any part of such payment in the relevant Specified Currency, a day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.
(e)Interpretation of principal and interest
Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(i)any additional amounts which may be payable with respect to principal under Condition 8 (Taxation) or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;
(ii)the Final Redemption Amount of the Notes;
(iii)the Early Redemption Amount of the Notes;
(iv)in relation to Zero Coupon Notes, the Amortised Face Amount); and
(v)any premium (including Applicable Premium) and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.
Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 (Taxation) or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.
(f)Currency Exchange Option
(i)If Currency Exchange Option is specified in the Final Terms or Drawdown Prospectus (as the case may be) as being applicable in respect of Notes of which the Specified Currency is Roubles (such Notes being "Rouble Notes") then Noteholders may, in accordance with the timeframes and notification procedures set out in sub-clauses (ii), (iii) and (iv) below, give an irrevocable notice of election to receive such payment of interest or principal, as the case may be, in U.S. dollars. Upon any such election in accordance with the foregoing, such interest or principal will be converted into U.S. dollars by the Principal Paying Agent pursuant to this Condition 6(f) (Payments—Currency Exchange Option).

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(ii)For so long as any Rouble Notes are represented by a Global Note held on behalf of Euroclear and/or Clearstream, payments of principal and interest in respect of such Rouble Notes will be made or procured to be made in accordance with Clause 8 of the Agency Agreement pursuant to which any accountholder of Euroclear and/or Clearstream may, through the notification procedures of Euroclear and/or Clearstream, on or before the tenth Business Day prior to an Interest Payment Date or any date for the repayment of principal on the relevant Notes (a "Repayment Date"), give an irrevocable election to the Principal Paying Agent to receive such payment of interest or principal, as the case may be, in U.S. dollars.
(iii)For so long as any Rouble Notes are represented by a Global Note registered in the name of DTC or its nominee, payments of principal and interest in respect of such Rouble Notes will be made or procured to be made in accordance with Clause 8 of the Agency Agreement pursuant to which any participant shown in any records of DTC (a "DTC Participant") as holder of the Notes will receive payments in respect of such Rouble Notes (i) in Roubles, in the case of a DTC Participant who has irrevocably elected to receive payments on the Rouble Notes in Roubles and has so notified DTC on or prior to the applicable cut-off time stipulated by DTC for payments on the Rouble Notes to be made in Roubles by transfer by the Principal Paying Agent of same day funds to the Rouble bank account designated by such DTC Participant, and (ii) in U.S. dollars, in the case of all other DTC Participants, by the Principal Paying Agent crediting the DTC Participant's U.S. dollar account at DTC with the DTC Participant's pro rata portion of the U.S. dollars purchased with the applicable Exchange Amount (as defined below) by the Principal Paying Agent pursuant to the Agency Agreement. To the extent the Principal Paying Agent receives notification from or on behalf of the DTC Participants of their election to receive Roubles in accordance with the Conditions and the relevant Global Note, the Principal Paying Agent shall arrange for payment in accordance with the wire instructions received from such DTC Participant.
(iv)For so long as any Rouble Notes are represented by Definitive Registered Notes, payments of principal and interest in respect of such Rouble Notes will be made or procured to be made in accordance with Clause 8 of the Agency Agreement pursuant to which any holder of such Definitive Registered Note may, on or before the tenth Business Day prior to an Interest Payment Date or Repayment Date, as the case may be, give an irrevocable election to the Principal Paying Agent to receive such payment of interest or principal, as the case may be, in U.S. dollars.
(v)Following receipt of the Exchange Amount, the Principal Paying Agent shall, on or prior to the Business Day prior to each Interest Payment Date or any Repayment Date, as the case may be (the "Exchange Date"), purchase U.S. dollars (the "U.S. Dollar Amount") with the Exchange Amount at a purchase price calculated on the basis of the Applicable Exchange Rate, for settlement on the relevant Interest Payment Date or any Repayment Date, as the case may

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be, less any fees, including any spread on foreign exchange transactions, customarily charged by the Principal Paying Agent in connection with such conversion of the Exchange Amount.
(vi)Notwithstanding any other provision of this Condition 6(f) (Payments—Currency Exchange Option), if for any reason on the Exchange Date it is not possible for the Principal Paying Agent to purchase the U.S. Dollar Amount with the Exchange Amount at the Applicable Exchange Rate,
(A)if the Rouble Notes are represented by Definitive Registered Notes, the Principal Paying Agent shall notify the relevant Noteholders in accordance with Condition 13 (Notices) and the relevant Paying Agents shall make payments on the Rouble Notes in Roubles into a Rouble account maintained by the payee;
(B)if the Rouble Notes are represented by a Global Note held on behalf of Euroclear and/or Clearstream, the Principal Paying Agent shall make payments on the Rouble Notes in Roubles to all Noteholders through the facilities of Euroclear and/or Clearstream; and
(C)if the Rouble Notes are represented by a Global Note registered in the name of DTC or its nominee, the Principal Paying Agent will hold the Exchange Amount until the relevant DTC Participants make alternative arrangements for receipt of payment in Roubles (subject, for the avoidance of doubt, to Condition 9 (Prescription)).
(vii)In respect of any Currency Exchange Option, on each Interest Payment Date or the Repayment Date, as the case may be, the Principal Paying Agent shall upon request give due notice to the Noteholders in accordance with Condition 13 (Notices) of (A) the Exchange Amount and the U.S. Dollar Amount applicable to such Interest Payment Date or the Repayment Date, as the case may be, (B) the Applicable Exchange Rate at which such U.S. Dollar Amount was purchased by the Principal Paying Agent and (C) if applicable, whether such U.S. dollars were purchased from the Principal Paying Agent, an affiliate of the Principal Paying Agent or from another leading foreign exchange bank in London or New York City.
(viii)For the purposes of this Condition 6(f) (Payments—Currency Exchange Option), neither the Principal Paying Agent nor the Issuer shall be liable to any Noteholder or any other party for any losses whatsoever resulting from the application by the Principal Paying Agent of the Applicable Exchange Rate.
(ix)The Principal Paying Agent may rely conclusively on the basis on which a foreign exchange conversion rate (including, for the avoidance of doubt, any third party indices forming the basis for such conversation rates) for settlement has been determined and shall not be liable for losses associated with the basis for determination of such rate. The Principal Paying Agent may retain for its

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own account any fees, including any spread on foreign exchange transactions, customarily charged by it in connection with such conversion.
(x)The Principal Paying Agent shall be entitled to rely on without further investigation or enquiry any notification or irrevocable instructions received by it pursuant to this Condition 6(f) (Payments—Currency Exchange Option) and shall not be liable to any party for any losses whatsoever resulting from acting in accordance with such notifications even though subsequent to its acting it may be found that there was some defect in the notification or the notification was not authentic.
(xi)Any foreign exchange transaction effected by the Principal Paying Agent will generally be a transaction to buy or sell currency between the Issuer and the Principal Paying Agent or an affiliate of the Principal Paying Agent. The Principal Paying Agent or such affiliate of the Principal Paying Agent will trade the foreign exchange transaction as a principal for its or their own account, and not as an agent, fiduciary, or broker on behalf of the Issuer. In certain circumstances, the foreign exchange transaction may be transmitted to a sub-custodian. In such cases, the Principal Paying Agent or the relevant affiliate of the Principal Paying Agent may not be the foreign exchange counterparty and the foreign exchange transaction may not be processed and priced as described herein. In forwarding certain foreign exchange transactions to the sub-custodian or affiliate for execution, neither the Principal Paying Agent nor the relevant affiliate of the Principal Paying Agent serves as agent, fiduciary, or broker on behalf of the Issuer.
(xii)As used in this Condition 6(f) (Payments—Currency Exchange Option):
"Applicable Exchange Rate" means the foreign exchange conversion rate for settlement offered to the Principal Paying Agent by one of its affiliates on or before the Exchange Date, which the Principal Paying Agent uses to convert Roubles into U.S. dollars in accordance with this Condition 6(f) (Payments—Currency Exchange Option); and
"Exchange Amount" means, in respect of each Interest Payment Date or the Repayment Date, as the case may be, the amount in Roubles in aggregate equivalent to the portion of such interest and/or principal in respect of the Rouble Notes due on the relevant Interest Payment Date or the Repayment Date, as the case may be, which is payable to the Noteholders (if any) which have given an irrevocable election pursuant to this Condition 6(f) (Payments—Currency Exchange Option) to receive payment of such interest and/or principal in U.S. dollars.
7.Redemption and Purchase
(a)Redemption at maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or

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determined in the manner specified in, the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) in the relevant Specified Currency on the Maturity Date.
(b)Redemption for tax reasons
The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days' notice (or such other period as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) to the Noteholders and the Trustee in accordance with Condition 13 (Notices) at their Early Redemption Amount, together with interest accrued and unpaid to (but excluding) the date fixed for redemption if, immediately before giving such notice, the Issuer satisfies the Trustee that: (i) it has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) as a result of any change in, or amendment to, the laws, treaties, or regulations of the Netherlands or any political or governmental subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, treaties or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of Notes in the relevant Series and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it (it is acknowledged that changing the resident jurisdiction of the Issuer shall not be considered a reasonable measure); provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due and that unless at the time the notice is given the Issuer would otherwise be required to pay such additional amounts on the next scheduled payment date on the Notes.
The Issuer shall deliver to the Trustee an Officer's Certificate stating that the Issuer is entitled to effect such redemption in accordance with this Condition 7(b) (Redemption and Purchase—Redemption for tax reasons).
The Trustee shall be entitled to accept any notice or certificate delivered by the Issuer in accordance with this Condition 7(b) (Redemption and Purchase—Redemption for tax reasons) as sufficient evidence of the satisfaction of the applicable circumstances in which event they shall be conclusive and binding on the Noteholders.
Upon the expiry of any such notice given by the Issuer to the Noteholders and the Trustee as is referred to in this Condition 7(b) (Redemption and Purchase—Redemption for tax reasons), the Issuer shall be bound to redeem the Notes in accordance with this Condition 7 (Redemption and Purchase), subject as provided in Condition 6 (Payments).
As used in this Condition 7(b) (Redemption and Purchase—Redemption for tax reasons):
"Officer" means, with respect to a Person, the Chairman of the Board of Directors, the General Director, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer, a Director or the General Counsel of such Person;

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"Officer's Certificate" means a certificate signed by an Officer of the Issuer.
(c)Redemption at the option of the Issuer
(i)Issuer Call
If Issuer Call is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the Issuer may, upon not less than 10 nor more than 60 days' notice (or such other period as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) to the Noteholders and the Trustee in accordance with Condition 13 (Notices), redeem all or a part of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) described below or as otherwise specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), plus accrued and unpaid interest, if any, to (but not including) the date of redemption (subject to the rights of holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Any such redemption must be of a nominal amount at least equal to the Minimum Redemption Amount and not greater than the Maximum Redemption Amount, in each case as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
The Optional Redemption Amount will either be the amount specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) or, if "As set out in Condition 7(c)(i)" is specified as being applicable in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), an amount equal to 100 percent of the principal amount of such Notes plus the Applicable Premium.
For the purpose of this Condition 7(c)(i) (Redemption and Purchase— Redemption at the option of the Issuer—Issuer Call):
"Applicable Premium" means, with respect to any Note on any redemption date, the greater of:
(A)1.0 per cent. of the principal amount of the Note; or
(B)the excess of:
(1)the present value at such redemption date of (i) the redemption price of the Note at the Maturity Par Call Date, plus (ii) all required interest payments due on the Note through (and including) the Maturity Par Call Date (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Make-Whole Redemption Rate as of such redemption date plus the Make-Whole Redemption Margin; over

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(2)the principal amount of the Note;
as calculated by the Issuer or any agent appointed on its behalf. For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee or the Paying Agents.
"Alternative Make-Whole Rate" means a rate equal to the yield, as published by the Reference Security Publisher specified in the Final Terms or Drawdown Prospectus (as the case may be), on the actively traded Reference Security specified in the Final Terms or Drawdown Prospectus (as the case may be) with a maturity most nearly equal to the period from the redemption date to the Maturity Par Call Date. If there is no such publication of this yield during the week preceding the calculation date, the Alternative Make-Whole Rate will be calculated by reference to quotations from selected primary Reference Security dealers in the Business Centre specified in the Final Terms or Drawdown Prospectus (as the case may be). The Alternative Make-Whole Rate will be calculated on the third day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business generally in such Business Centre preceding the Optional Redemption Date.
"Bund Rate" means, as of any redemption date, the yield to maturity as of such redemption date of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Maturity Par Call Date; provided, however, that if the period from such redemption date to the Maturity Par Call Date is less than one year, such obligations with such constant maturity most nearly equal to one year from such redemption date shall be used.
"Make-Whole Redemption Margin" means the margin specified as such in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
"Make-Whole Redemption Rate" means either the Treasury Rate, the Bund Rate or the Alternative Make-Whole Rate, as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is no longer published or available, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Maturity Par Call Date, provided, however, that if the period from the redemption date to the Maturity Par

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Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
(ii)Issuer Maturity Par Call
If Issuer Maturity Par Call is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), the Issuer may on any one or more occasions, upon not less than 10 nor more than 60 days' notice (or such other period as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) to the Noteholders and the Trustee in accordance with Condition 13 (Notices), redeem all or a part of the Notes then outstanding at any time during the period commencing on (and including) the day that is 90 days prior to the Maturity Date (such date, the "Maturity Par Call Date") to (but excluding) the Maturity Date, at the Final Redemption Amount specified in the relevant Final Terms or relevant Drawdown Prospectus (as the case may be), plus accrued and unpaid interest, if any, to (but not including) the date of redemption (subject to the rights of Noteholders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(iii)Clean-up Call
If Clean-up Call is specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), in the event that at least 80% of the initial aggregate principal amount of the same Series of Notes (which for the avoidance of doubt includes any additional Notes issued pursuant to Condition 16 (Further Issues)) have been redeemed or purchased (other than as a result of the Issuer having exercised a partial call of the Notes pursuant to Condition 7(c) (Redemption and Purchase—Redemption at the option of the Issuer) at a redemption price higher than as specified immediately below), the Issuer may, upon not less than 10 and not more than 60 days' notice (or such other period as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) to the Noteholders (which notice shall be irrevocable), redeem all (but not less than all) of the Notes outstanding at a redemption price equal to 101% of the principal amount of such Notes outstanding together with any accrued and unpaid interest, if any, to (but not including) the date of such redemption (subject to the rights of Noteholders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(iv)Partial redemption
In the case of a partial redemption of the Notes pursuant to this Condition 7(c) (Redemption and Purchase—Redemption at the option of the Issuer), the Notes to be redeemed shall be selected, in such place as the Trustee may approve and in such manner as the Trustee may deem appropriate and fair, not more than 10 days before the date fixed for redemption; provided that, with

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respect to any Notes represented by a Global Note, the Notes to be redeemed shall be selected in accordance with the rules and operating procedures of the applicable clearing system(s). Notice of any such selection shall be given to the Noteholders and the Trustee in accordance with Condition 13 (Notices) not less than five days before the date fixed for redemption. Each such notice shall specify the date fixed for redemption and the aggregate principal amount of the Notes to be redeemed, the serial numbers of the Notes called for redemption and the aggregate principal amount of Notes which will be outstanding after the partial redemption.
(d)Early Redemption Amounts
For the purpose of Condition 7(b) (Redemption and Purchase—Redemption for tax reasons) and Condition 10 (Events of Default and Enforcement), each Note will be redeemed at an amount (its "Early Redemption Amount") calculated as follows:
(i)in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;
(ii)in the case of a Note (other than a Zero Coupon Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be) or, if no such amount or manner is so specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be), at its nominal amount; or
(iii)in the case of a Zero Coupon Note, at an amount (the "Amortised Face Amount") calculated in accordance with the following formula:
Early Redemption Amount = 𝑅𝑃 𝑋(1 + 𝐴𝑌)𝑦
where:
RP    means the Reference Price (as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be));
AY    means the Accrual Yield (as specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be)) expressed as a decimal; and
y    is a Day Count Fraction.
"Day Count Fraction" means, for purposes of this Condition 7(d) (Redemption and Purchase—Early Redemption Amounts), a day count fraction the numerator of which is equal to the number of days (calculated on the basis of a 360 day year consisting of 12 months of 30 days each) from (and including)

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the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the relevant Final Terms or the relevant Drawdown Prospectus (as the case may be).
(e)Purchases
The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market, via a tender offer or otherwise and at any price. Any Notes purchased in the open market or via a tender offer or otherwise than pursuant to Condition 7 (Redemption and Purchase) may be held, reissued, resold or, at the option of the Issuer, surrendered to any Paying Agent and/or the Registrar for cancellation in accordance with Condition 7(f) (Redemption and Purchase—Cancellation).
(f)Cancellation
All Notes redeemed by the Issuer pursuant to Conditions 7(a) (Redemption and Purchase—Redemption at maturity), 7(b) (Redemption and Purchase—Redemption for tax reasons) or 7(c) (Redemption and Purchase—Redemption at the option of the Issuer) shall be cancelled and all Notes purchased by the Issuer or any of the Issuer's Subsidiaries and surrendered to the Registrar for cancellation, together with an authorisation addressed to the Registrar by the Issuer or such Subsidiary, shall be cancelled. Upon any such cancellation by or on behalf of the Registrar, the principal amount of such Notes surrendered for cancellation shall be extinguished as of the date of such cancellation, together with accrued interest (if any) thereon, and no further payment shall be made or required to be made by the Issuer in respect of such Notes. Any Notes so cancelled may not be reissued.
(g)Late payment on Zero Coupon Notes
If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to subparagraph (a), (b), or (c) above or upon its becoming due and repayable as provided in Condition 10 (Events of Default and Enforcement) is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in subparagraph (d)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
(i)the date on which all amounts due in respect of such Zero Coupon Note have been paid by the Issuer; and
(ii)five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent or the Registrar or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13 (Notices).

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8.Taxation
(a)All payments of principal, premium, if any, and interest in respect of the Notes by or on behalf of the Issuer shall be made to, or for the account of, each Noteholder free and clear of, and without withholding or deduction for, any Taxes imposed or levied by the Netherlands or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall, subject as provided below, pay such additional amounts as will result in the receipt by the Noteholders of such amounts as would have been received by them if no such withholding or deduction had been made or required to be made. No such additional amounts shall be payable in respect of any Note:
(i)held by a Noteholder which is liable for such Taxes in respect of such Note by reason of its or the beneficial owner's having some connection with the Netherlands other than the mere holding of such Note (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in the Netherlands); or
(ii)for any Taxes, that are imposed or withheld by reason of the failure of the Noteholder or beneficial owner of the Note to comply with a request of, or on behalf of, the Issuer addressed to the Noteholder to provide information concerning the nationality, residence or identity of such Noteholder or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Netherlands as a precondition to exemption from all or part of such Taxes; or
(iii)in respect of any Taxes imposed on or with respect to a payment to a Noteholder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the actual Noteholder of such Note; or
(iv)in respect of any Taxes imposed pursuant to or in connection with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, the US Treasury Regulations thereunder or any similar law or regulations adopted pursuant to an intergovernmental agreement between a non-US jurisdiction and the United States with respect to the foregoing; or
(v)any combination of the above.
(b)Any reference in these Conditions to principal, premium, or interest shall be deemed to include any additional amounts in respect of principal, premium, or interest (as the case may be) which may be payable under this Condition 8 (Taxation) or any undertaking given in addition to or in substitution of this Condition 8 (Taxation) pursuant to the

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Trust Deed. Under no circumstances is the Trustee required to determine any amount due under this Condition 8 (Taxation).
(c)If the Issuer becomes a resident for tax purposes in any taxing jurisdiction other than (or in addition to) the Netherlands, references in these Conditions to the Netherlands shall be construed as including references to such other jurisdiction and references to Netherlands and the Issue Date in Condition 7(b) (Redemption and Purchase— Redemption for tax reasons) as applied to such other jurisdiction shall be construed as referring to such other jurisdiction and the date the Issuer became such a resident for tax purposes in such other taxing jurisdiction.
As used in this Condition 8 (Taxation):
"Tax" or "Taxes" means any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest and other liabilities related thereto).
9.Prescription
Claims for principal, premium, if any, and interest on redemption shall become void unless made within ten years, and claims for interest due other than on redemption shall become void unless made within five years, of the appropriate Relevant Date.
As used in this Condition 9 (Prescription):
"Relevant Date" means the later of (a) the date on which a payment under the Notes first becomes due and (b) if the full amount payable has not been received by the Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders by the Issuer.
10.Events of Default and Enforcement
(a)Events of Default
The Trustee may, at its discretion, and shall if so requested in writing by the holders of not less than one-quarter of the principal amount of the Notes of the relevant Series then outstanding or if so directed by an Extraordinary Resolution of Noteholders of the relevant Series (subject to its rights under the Trust Deed to be indemnified and/or pre-funded and/or provided with security to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith), give notice to the Issuer that the Notes are immediately due and repayable if any of the following events occurs (each an "Event of Default"):
(i)default in the payment of principal of the Notes or any of them, in the currency and in the manner provided herein, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, and such default continues for a period of seven calendar days or more;

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(ii)default in the payment of interest on the Notes or any of them, in the currency and in the manner provided herein, when the same becomes due and payable, and such default continues for a period of 15 calendar days or more;
(iii)default in the performance of, or breaches of, any covenant or agreement of the Issuer under these Conditions or the Trust Deed (other than a default referred to under Conditions 10(a)(i) (Events of Default and Enforcement—Events of Default) and 10(a)(ii) (Events of Default and Enforcement—Events of Default) above) and such default or breach continues for a period of 30 consecutive calendar days after written notice by the Trustee to the Issuer;
(iv)(A) default on any Indebtedness of the Issuer or any of the Significant Subsidiaries of the Issuer with an aggregate principal amount in excess of U.S.$75 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount as of the date of such default) (I) resulting from the failure to pay principal or interest (in the case of interest default or a default in the payment of principal other than at its Stated Maturity, after the expiration of any applicable grace period) in an aggregate amount in excess of U.S.$5 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount as of the date of such default) when due or (II) as a result of which the maturity of such Indebtedness has been accelerated prior to its Stated Maturity; (B) default is made by the Issuer or any of the Significant Subsidiaries of the Issuer in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness of any Person with an aggregate principal amount in excess of U.S.$75 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount as of the date of such default); or (C) any security given by the Issuer or any of the Significant Subsidiaries of the Issuer for any Indebtedness of any Person with an aggregate principal amount in excess of U.S.$75 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount) becomes enforceable;
(v)any final, non-appealable judgment, order or award of a court or arbitral tribunal of competent jurisdiction that is enforceable against the Issuer or any Significant Subsidiary of the Issuer (and not covered by insurance) for the payment of money in an amount in excess of U.S.$75 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount) and the continuance of such judgment, order or award for any period of 60 consecutive calendar days following entry of the final judgment, order or award without a stay of execution or, if later, a period ending on the date specified or agreed for payment by (A) the judgment, order or award or (B) any settlement agreement or arrangement entered into by the parties to the claim subsequent to the judgment, order or award;
(vi)any regulation, decree, consent, approval, licence or other authority necessary to enable the Issuer to enter into or perform its obligations under these Conditions, the Notes or the Trust Deed or for the validity or enforceability

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thereof shall expire or be withheld, revoked or terminated or otherwise cease to remain in full force and effect or shall be modified in a manner which adversely affects any rights or claims of the Trustee or the Noteholders;
(vii)it is, or will become, unlawful for the Issuer to perform or comply with any of its obligations under or in respect of these Conditions, the Notes or the Trust Deed or any of such obligations shall become unenforceable or cease to be legal, valid and binding;
(viii)a decree, judgment, or order by any Agency or a court of competent jurisdiction shall have been entered adjudging the Issuer or any of the Significant Subsidiaries of the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of the Issuer or any of the Significant Subsidiaries of the Issuer under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Issuer or any of the Significant Subsidiaries of the Issuer, or any substantial part of the assets or property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or
(ix)except with respect to solvent proceedings initiated by any of the Issuer's Significant Subsidiaries, the Issuer or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.
Subject to the paragraph below, upon such notice being given to the Issuer in relation to Conditions 10(a)(i) (Events of Default and Enforcement—Events of Default) to 10(a)(vii) (Events of Default and Enforcement—Events of Default), the Notes will immediately become due and repayable at their principal amount together with all accrued and unpaid interest.
If an Event of Default specified in Condition 10(a)(ix) (Events of Default and Enforcement—Events of Default) occurs, the Notes will be immediately due and repayable without any declaration, notice or other act on the part of the Trustee or the

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Noteholders all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Issuer.
As used in this Condition 10(a) (Events of Default and Enforcement—Events of Default):
"Agency" means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not);
"Bankruptcy Law" means any applicable bankruptcy, reorganisation or insolvency law in the jurisdiction of incorporation of the relevant Person;
"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorised committee thereof duly authorised to act on behalf of such board;
"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, including Preferred Stock of such Person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such capital stock;
"Capitalised Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP or IFRS as in effect at the Issue Date, as applicable, is required to be capitalised on the balance sheet of such Person;
"Capitalised Lease Obligations" means the capitalised amount of a Capitalised Lease determined in accordance with GAAP or IFRS as in effect at the Issue Date, as applicable, and the amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP or IFRS as in effect at the Issue Date, as applicable, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty;
"Cash Equivalents" means:
(i)securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or the United Kingdom or any member state of the European Union which is rated at least AA by S&P or Aa2 by Moody's;
(ii)commercial paper or other debt securities issued by an issuer rated at least A-1 by S&P or P-1 by Moody's and with a maturity of less than 12 months; and

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(iii)certificates of deposit or time deposits of any commercial bank (which has outstanding debt) and with a maturity of less than 12 months and any credit balance on any short or long term deposit and savings accounts, in each case not subject to any security interest, denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to VEON Ltd. or the Issuer (or one of their respective Subsidiaries);
"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement;
"GAAP" means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (the "FASB") or, if the FASB ceases to exist, any successor thereto;
"guarantee" means, for the purpose of the definitions of "incur", "Indebtedness", and "Trade Payables", any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning;
"IFRS" means the International Financial Reporting Standards issued by the International Accounting Standards Board (the "IASB") or, if the IASB ceases to exist, any successor thereto;
"incur" (or any derivative term thereof) means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness;
"Indebtedness" means, with respect to any Person at any date of determination (without duplication),
(iv)all indebtedness of such Person for borrowed money;

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(v)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, excluding Trade Payables and accrued current liabilities arising in the ordinary course of business;
(vi)all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);
(vii)all obligations of such Person representing the deferred and unpaid purchase price of any property, assets or services where the deferred payment is arranged primarily as a means of raising finance, which purchase price is due more than one year after the later of the date of placing such property in service or taking delivery and title thereto or the completion of such services, excluding any obligations in respect of mobile telecommunications licences, Trade Payables or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;
(viii)all Capitalised Lease Obligations of such Person;
(ix)to the extent not otherwise included in this definition, net obligations under Currency Agreements and Interest Rate Agreements; and
(x)the maximum redemption amount of any Redeemable Stock or Preferred Stock or the maximum redemption amount or principal amount of any security which any Redeemable Stock is convertible or exchangeable into in accordance with sub-clause (iii) of the definition of Redeemable Stock.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:
(xi)that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortised portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP or IFRS, as applicable;
(xii)that Indebtedness shall not include any liability for federal, state, local or other Taxes; and
(xiii)that Indebtedness shall not include obligations of any Persons (x) arising from the honouring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z)

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under stand-by letters of credit or guarantees to the extent collateralised by cash or Cash Equivalents;
"Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement;
"Moody's" means Moody's Investors Service, Inc.;
"Person" means any individual, corporation, partnership, joint venture, trust unincorporated organisation or government or any Agency or political subdivision thereof;
"Preferred Stock" means, with respect to any Person any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date, including, without limitation, all series and classes of such preferred stock or preference stock;
"Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise:
(xiv)is required to be redeemed prior to the Stated Maturity of the Notes; or
(xv)is redeemable at the option of the holder (other than in connection with a "Reorganisation" or a "Major Transaction" as such terms are defined in Article 15 and Article 78, respectively, of the Russian Federation Federal Law No. 208-FZ "On Joint Stock Companies", dated 26 December 1995, as such law may be amended, supplemented or modified from time to time or any successor statute or statutes thereof) of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or
(xvi)is convertible into or exchangeable for Capital Stock referred to in sub-clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; or
provides for, either mandatorily or at the option of its holder, the payment of dividends or distributions (other than in the form of Capital Stock that are not Redeemable Stock);
"S&P" means Standard & Poor's Ratings Services;
"Significant Subsidiary" means:
(i)from time to time, any Subsidiary of the Issuer that holds or has the right, title or interest to or in any telecommunications licence which licence is responsible for generating more than 10 per cent. of the consolidated revenues of the Issuer, in accordance with GAAP or IFRS, as applicable; and

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(ii)from time to time, any Subsidiary of the Issuer that, together with its Subsidiaries,
(A)for the most recent fiscal year of the Issuer, accounted for more than 10 per cent. of the consolidated revenues of the Issuer, as determined in accordance with GAAP or IFRS, as applicable; or
(B)as of the end of such fiscal year, was the owner of more than 10 per cent. of the consolidated assets of the Issuer, as determined in accordance with GAAP or IFRS, as applicable.
all as set forth in the most recently available consolidated financial statements of the Issuer, prepared in accordance with GAAP or IFRS, as applicable for such fiscal year, but excluding on any date any Person who is no longer a Subsidiary of the Issuer on such date;
"Stated Maturity" means:
(i)with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final instalment of principal of such Indebtedness is due and payable; and
(ii)with respect to any scheduled instalment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such instalment is due and payable;
"Subsidiary" means, with respect to any Person, (i) a corporation more than 50 per cent. of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any other Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) over a 50 per cent. ownership interest or (y) the power to elect or direct the election of a majority of the directors, members of the Board of Directors or other governing body of such Person;
"Trade Payables" means, with respect to any Person, any accounts payable by such Person or guaranteed by any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
(b)Enforcement of Notes
The Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed and in respect of the Notes, but it shall not be bound to do so unless:

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(i)it has been so directed by an Extraordinary Resolution or (in the case only of the occurrence of an Event of Default and provided, in each case, that such event is continuing) has been so requested in writing by the Noteholders of at least one-quarter in principal amount of the outstanding Notes; and
(ii)it has been indemnified and/or prefunded and/or provided with security to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.
(c)No direct proceedings
No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.
11.Replacement of Notes
(a)If any Global Note is lost, stolen, mutilated, defaced or destroyed, it shall, subject to all applicable laws and relevant Stock Exchange requirements and upon satisfactory evidence of such loss, theft or destruction being given to the Registrar and the Trustee, together with an indemnity satisfactory to the Trustee indemnifying the Issuer, the Registrar and the Trustee, become void and a duly executed and authenticated replacement Global Note shall be immediately delivered by the Issuer to the common depositary.
(b)If any Definitive Registered Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and relevant Stock Exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence security, indemnity and otherwise as the Issuer or the Registrar may reasonably require. Mutilated or defaced Definitive Registered Notes must be surrendered before replacements will be issued.
12.Trustee and Agents
(a)Under the Trust Deed, the Trustee is entitled to be indemnified and/or pre-funded and/or provided with security to its satisfaction and relieved from responsibility in certain circumstances and to be paid for its fees, costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit.
(b)In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in

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particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.
(c)In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders. Under the Agency Agreement, the Agents are entitled to be indemnified and/or pre-funded and/or provided with security to their satisfaction and relieved from certain responsibility in certain circumstances.
(d)The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor Registrar or Paying Agent and/or additional or successor Paying Agents or Transfer Agents provided that the Issuer maintains (i) so long as any Notes are listed on any Stock Exchange or admitted to trading by any other relevant authority, a Paying Agent, which may be the Principal Paying Agent, and a Transfer Agent, which may be the Registrar, with a Specified Office in the place required by the rules and regulations of the relevant Stock Exchange or other relevant authority; and (ii) a Principal Paying Agent and a Registrar. Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.
13.Notices
(a)Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register or if interests in the Notes are held in a clearing system or clearing systems, may be given through such clearing system(s) in accordance with its (or their respective) standard rules and procedures and, so long as the Notes are listed on a relevant Stock Exchange and the rules of that exchange so require, shall also be published via the official website of the relevant Stock Exchange. The Issuer shall also ensure that notices are duly given or published in a manner which complies with the rules and regulations of any other relevant Stock Exchange or other relevant authority on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or delivered through the applicable clearing system(s) or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

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(b)Any notices of redemption of the Notes may be made subject to the satisfaction of one or more conditions precedent.
(c)Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Definitive Registered Note) with the relative Note or Notes, with the Registrar. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream and/or DTC, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream and/or DTC, as the case may be, may approve for this purpose.
14.Meetings of Noteholders; Modification and Waiver
(a)The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions, the Trust Deed or the Notes. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened on no less than 14 days' notice by the Trustee or the Issuer or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes then outstanding.
The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing more than half of the aggregate principal amount of the Notes then outstanding or, at any adjourned meeting, one or more persons holding or representing any amount of the aggregate principal amount of the Notes then outstanding; provided, however, that at any meeting the business of which includes any Reserved Matter (as defined in the Trust Deed and which includes any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, or to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution, to alter the governing law of the Conditions or the Trust Deed), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two thirds, or at any adjourned such meeting, not less than one third, of the aggregate principal amount of the Notes then outstanding.
The Trust Deed provides that (i) an Extraordinary Resolution passed at a meeting duly convened and held in accordance with the Trust Deed by a majority of the votes cast on such Extraordinary Resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding or, in the case of a resolution in writing relating to a Reserved Matter, by or on behalf of the holders of not less than two thirds in aggregate principal amount of the Notes then outstanding, or (iii) a consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than a majority in aggregate principal amount of the

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Notes then outstanding or, in the case of electronic consents relating to a Reserved Matter, by or on behalf of the holders of not less than two thirds in aggregate principal amount of the Notes then outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. Any Extraordinary Resolution duly passed by the Noteholders shall be binding on all the Noteholders, whether present or not at any meeting and whether or not they voted on the Extraordinary Resolution.
None of the Issuer or its Subsidiaries and Affiliates who are also Noteholders shall be allowed to vote on any Extraordinary Resolution, and the Trust Deed provides that any Notes which are for the time being held by or on behalf of any such person shall, for the purposes of any Extraordinary Resolution, be deemed not to be outstanding.
As used in this Condition 14(a) (Meetings of Noteholders; Modification and Waiver):
"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)The Trustee may, without the consent of the Noteholders, agree to any modification of the Notes or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders or, that is of a formal, minor or technical nature or is to correct a manifest error.
In addition, the Trustee may, without the consent of the Noteholders, authorise or waive any breach or proposed breach of the Notes or the Trust Deed by the Issuer (other than a proposed breach or breach relating to a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.
Any such authorisation, waiver or modification shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.
15.Substitution
The Trust Deed contains provisions under which the Issuer may, without the consent of the Noteholders, transfer the obligations of the Issuer as principal debtor under the Trust Deed and the Notes to a third party provided that certain conditions specified in the Trust Deed are fulfilled.
16.Further Issues
The Issuer may from time to time, without the consent of the Noteholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the

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Notes outstanding of a given Series in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes of such Series. Unless such further notes are fungible with the Notes of the relevant Series for U.S. federal income tax purposes, such notes will have a separate ISIN (or other identifying number).
17.Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
18.Governing Law and Submission to Jurisdiction
(a)Governing law
The Notes and the Trust Deed and any non-contractual obligations arising out of or in connection with the Notes and the Trust Deed are governed by, and shall be construed in accordance with, English law.
(b)Submission to jurisdiction
(i) Subject to Condition 18(b)(iii) (Governing Law and Submission to Jurisdiction— Submission to jurisdiction), the courts of England shall have jurisdiction to settle any dispute, controversy, claim or difference of whatever nature howsoever arising out of or in connection with these presents, or any supplement, modifications or additions thereto, (including any dispute regarding the existence, validity, interpretation, performance, breach, termination or enforceability of these presents and any dispute relating to non-contractual obligations arising out of or in connection with these presents) (a "Dispute") and accordingly any legal action or proceedings arising out of or in connection with the Notes or the Trust Deed ("Proceedings"); (ii) the Issuer waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum; and (iii) to the extent allowed by law, the Trustee and the Noteholders may, in respect of any Dispute or Disputes, take (A) Proceedings in any other court with jurisdiction and (B) concurrent Proceedings in any number of jurisdictions.
(c)Appointment of process agent
The Issuer has agreed in the Trust Deed that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street London EC2V 7EX, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Trustee. Nothing in this Condition 18(c) (Governing Law and Submission to Jurisdiction—Appointment of process agent) shall affect the right of the Trustee or the Noteholders to serve process in any other manner permitted by law. This Condition 18(c) (Governing Law and Submission to Jurisdiction—

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Appointment of process agent) applies to Proceedings in England and to Proceedings elsewhere.
(d)Waiver of immunity
To the extent that the Issuer may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, injunctive relief, attachment or other legal process (whether interim or final and whether in aid of execution, before judgment or otherwise) and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to the Issuer or its assets or revenues, the Issuer agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.
(e)Other documents
The Issuer has in the Trust Deed and the Agency Agreement submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

90

Schedule 2
Forms of Global and Definitive Registered Notes
Part 1: Forms of Global Notes
[THE NOTES REPRESENTED BY THIS SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT PRIOR TO: (i) THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ISSUE DATE OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE (AS DEFINED IN RULE 144) OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), OR (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), RESELL OR OTHERWISE TRANSFER SUCH SECURITIES (OR A BENEFICIAL INTEREST THEREIN), EXCEPT: (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES REPRESENTED BY THIS SECURITY.
EACH PURCHASER AND TRANSFEREE OF THE NOTES REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER: (a) IT IS NOT ACQUIRING THE NOTES REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF

91

THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY "PLAN" AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN, CHURCH PLAN OR NON-US PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE NOTES REPRESENTED BY THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THE NOTES REPRESENTED BY THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER THEREOF AND ALL FUTURE HOLDERS OF THE NOTES REPRESENTED BY THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).]1
[THE NOTES REPRESENTED BY THIS SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.
EACH PURCHASER AND TRANSFEREE OF THE NOTES REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER: (a) IT IS NOT ACQUIRING THE NOTES
1 Delete in the case of Regulation S Global Notes.

92

REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY "PLAN" AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN, CHURCH PLAN OR NON-US PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES REPRESENTED BY THIS SECURITY (OR A BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE NOTES REPRESENTED BY THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THE NOTES REPRESENTED BY THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER THEREOF AND ALL FUTURE HOLDERS OF THE NOTES REPRESENTED BY THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).]2
VEON Holdings B.V.
(the "Issuer")
(a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands)
U.S.$6,500,000,000
Global Medium Term Note Programme
[Unrestricted/Restricted] Global Note
The Issuer hereby certifies that [●] is, at the date hereof, entered in the Register as the registered holder of the aggregate Nominal Amount of [●] of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the
2 Only applicable in the case of Regulation S Global Notes.

93

Final Terms applicable to the Notes (the "Final Terms") [or drawdown prospectus ("Drawdown Prospectus")], a copy of which is annexed hereto. [If a Drawdown Prospectus is annexed hereto, each reference in this Global Note to "Final Terms" shall be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus.] References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.
Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated trust deed dated [●] 2021 and made between the Issuer and Citibank, N.A., London Branch as trustee for the holders of the Notes (as modified and/or supplemented and/or restated from time to time, the "Trust Deed").
The Issuer, for value received, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at Reuterweg 16, 60323 Frankfurt am Main, Germany or such other specified office as may be specified for this purpose in accordance with the Conditions.
On any redemption in whole or in part or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled. The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the Register.
This Global Note may be exchanged in whole, but not in part, for Definitive Registered Notes only upon the occurrence of an Exchange Event.
An "Exchange Event" means:
1.an Event of Default has occurred and is continuing;
2.the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form and a certificate to such effect signed by two Directors of the Issuer has been given to the Trustee; or

94

3.in the case of Notes registered in the name of a nominee for a common depositary for Euroclear and Clearstream, the Issuer has been notified that both Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system satisfactory to the Trustee is available; or
4.in the case of Notes registered in the name of a nominee for The Depository Trust Company ("DTC"), either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system satisfactory to the Trustee is available or DTC has ceased to constitute a clearing agency registered under the Securities Exchange Act of 1934 (as amended).
If this Global Note is exchangeable following the occurrence of an Exchange Event:
(a)the Issuer will promptly give notice to Noteholders in accordance with Condition 13 (Notices) upon the occurrence of such Exchange Event; and
(b)DTC and/or Euroclear and/or Clearstream (as applicable), or any person acting on their behalf (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in paragraph 2 above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Registrar.
Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the amended and restated agency agreement dated [●] 2021 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of Euroclear and/or Clearstream and/or DTC (as applicable).
On any exchange or transfer as aforesaid pursuant to which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.
Subject as provided in the following two paragraphs, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the respective form set out in Part 2 of Schedule 2 to the Trust Deed.
Each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such

95

Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the registered holder of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.
Subject as provided in the Trust Deed, each person who is for the time being shown in the records of DTC as entitled to a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by DTC as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of such Notes for all purposes other than with respect to payments on, and voting, giving consents and making requests in respect of, such nominal amount of such Notes for which purpose the registered holder of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.
References herein to Euroclear and/or Clearstream and/or DTC shall be deemed to include references to any other clearing system specified in the relevant Final Terms or as may otherwise be approved by the Issuer, the Principal Paying Agent and the Trustee.
This Global Note and all non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.
This Global Note shall not be valid unless authenticated by Citibank, N.A., London Branch as Registrar or as Authentication Agent.
A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

96

In Witness whereof the Issuer has caused this Global Note to be duly executed on its behalf.

Dated as of the Issue Date

VEON Holdings B.V.

By:
Title:

Authenticated without recourse, liability or
warranty by
Citibank, N.A., London Branch
as Authentication Agent

By:
Title:

97

EXECUTION VERSION

Part 1: Form of Definitive Registered Note
[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT PRIOR TO: (i) THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ISSUE DATE OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE (AS DEFINED IN RULE 144) OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), OR (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), RESELL OR OTHERWISE TRANSFER THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EXCEPT: (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.
EACH PURCHASER AND TRANSFEREE OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER: (a) IT IS NOT ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY "PLAN" AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN, CHURCH PLAN OR NON-US PLAN THAT IS SUBJECT TO

98

EXECUTION VERSION

ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF THE NOTES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE OR TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THE NOTES AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).]3
[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.
EACH PURCHASER AND TRANSFEREE OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER: (a) IT IS NOT ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WITH THE ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, ANY "PLAN" AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY OF THE FOREGOING OR A U.S. GOVERNMENTAL PLAN, CHURCH PLAN OR NON-US PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR (b) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT
3 Delete in the case of Definitive Registered Notes issued in reliance on Regulation S.

99

EXECUTION VERSION

GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE NOTES REPRESENTED BY THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THE NOTES REPRESENTED BY THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER THEREOF AND ALL FUTURE HOLDERS OF THE NOTES REPRESENTED BY THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).]4
VEON Holdings B.V.
(the "Issuer")
(a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands)
[Specified Currency and Nominal Amount of Tranche]
Notes Due
[Year of Maturity]
This Note is one of a Series of Notes of Specified Currency(ies) and Specified Denomination(s) each of the Issuer. References herein to the Conditions shall be to the Terms and Conditions set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon as completed by the relevant information appearing in the Final Terms (the "Final Terms") [or drawdown prospectus ("Drawdown Prospectus")] endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms [or Drawdown Prospectus], the Final Terms [or Drawdown Prospectus] will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and an amended and restated trust deed (as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated [●] 2021 and made between the Issuer and Citibank, N.A., London Branch as trustee for the holders of the Notes.
This is to Certify that [●] is/are the registered holder(s) of one or more of the above-mentioned Notes and is/are entitled on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable
4 Only applicable in the case of Definitive Registered Notes issued in reliance on Regulation S.

100

EXECUTION VERSION

as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
This Note shall not be valid unless authenticated by Citibank, N.A., London Branch as Registrar or as Authentication Agent.

101

EXECUTION VERSION

In Witness whereof this Note has been executed on behalf of the Issuer.

Dated as of the Issue Date

VEON Holdings B.V.

By:
Title:

Authenticated without recourse, liability or
warranty by
Citibank, N.A., London Branch
as Authentication Agent

By:
Title:

102

EXECUTION VERSION

Form of Transfer of Note
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

___________________________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________
(Please print or type name and address (including postal code) of transferee)
[Specified Currency][●] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing     as attorney to transfer such nominal amount of this Note in the register maintained by VEON Holdings B.V. with full power of substitution.
Signature(s) ........................................
.........................................
Date: [●]
N.B.:    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

103

EXECUTION VERSION

[Conditions]
[Conditions to be as set out in Schedule 1 to the Trust Deed [or the Drawdown Prospectus] or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the Relevant Dealer(s) or the Lead Manager(s) on behalf of the Relevant Dealer(s), as the case may be, but shall not be endorsed if not required by the relevant Stock Exchange]

104

EXECUTION VERSION

Final Terms [or Drawdown Prospectus]
[Here to be set out text of the relevant information completing the Conditions which appear in the Final Terms [or Drawdown Prospectus] relating to the Notes]

105

EXECUTION VERSION

Schedule 3
Provisions for Meetings of the Noteholders
1.[     ]
(a)A holder of Notes may, by an instrument in writing in the English language (a form of proxy) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a proxy) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.
(b)Any holder of Notes which is a corporation may by a resolution of its directors or other governing body authorise any person to act as its representative (a representative) in connection with any meeting of the Noteholders and any adjourned such meeting.
(c)Any proxy appointed pursuant to subparagraph (a) above or representative appointed pursuant to subparagraph (b) above shall so long as such appointment remains in full force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.
2.The Trustee or the Issuer at any time may, and the Trustee (subject to its being indemnified and/or prefunded and/or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes for the time being outstanding or when it considers it necessary to take action requiring Noteholder approval or directions with respect to the Trust Deed shall, convene a meeting of the Noteholders. When required to convene a meeting, the Trustee shall do so as promptly as practicable. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve. The Trustee or the Issuer at any time may, and the Trustee (subject to its being indemnified and/or prefunded and/or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes for the time being outstanding or when it considers it necessary to take action requiring Noteholder approval or give any other directions with respect to the Trust Deed shall, notify Noteholders of a proposed Written Resolution in accordance with the Conditions. Whenever any such party notifies the Noteholders of a Written Resolution, it shall promptly provide the other parties with a copy of the proposed Written Resolution.
3.At least 14 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the

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Noteholders in the manner provided in the Conditions. A copy of the notice shall be given to the Trustee (unless the meeting shall be convened by the Trustee) and to the Issuer unless the meeting shall be convened by the Issuer. Such notice shall, unless in any particular case the Trustee otherwise agrees or determines, specify the terms of the resolution(s) to be proposed and shall include a statement to the effect that the Noteholders may appoint proxies by executing and delivering a form of proxy in the English language as aforesaid or may appoint representatives by resolution of their directors or other governing body.
4.A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman and, failing such choice, the Issuer may appoint a chairman (who may, but need not, be a Noteholder).
5.At any such meeting one or more persons present in person holding Notes or being proxies or representatives and holding or representing more than half of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business, except that at any meeting the business of which includes the Reserved Matters (as defined below) listed in the proviso to paragraph 17 hereof, the quorum will be one or more persons present in person holding Notes or being proxies or representatives and holding or representing not less than two thirds of the entire aggregate principal amount of the Notes for the time being outstanding and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.
6.If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case where a quorum is not present it shall be adjourned for such period, not being less than 14 days nor more than 42 days, as may be determined by the chairman either at or after the meeting. At such adjourned meeting, one or more persons present in person holding, or being proxies or representatives representing, any amount of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum, except that at any adjourned meeting the business of which includes a Reserved Matter, the quorum will be one or more persons present in person holding, or being proxies or representatives representing not less than one third of the aggregate principal amount of the Notes for the time being outstanding, and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.
7.The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.
8.At least ten days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

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9.Every question submitted to a meeting shall be decided on a poll and in case of equality of votes the chairman shall on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.
10.If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question to which the poll has been demanded.
11.Any poll at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.
12.The Trustee and the Issuer (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless he is a Noteholder or is a proxy or a representative. Neither the Issuer nor any of its Subsidiaries shall be entitled to vote in respect of Notes beneficially owned by or on behalf of any of them but this shall not prevent any proxy or any representative from being a director, officer or representative of, or otherwise connected with, the Issuer or any of its Subsidiary.
13.Subject as provided in paragraph 12 hereof, at any meeting every person who is so present shall have one vote in respect of U.S.$1,000 or such other amount as the Trustee may in its absolute discretion stipulate (or, subject to paragraph 22 hereof, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in principal amount of each Note so held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any persons entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.
14.The proxies and representatives need not be Noteholders.
15.Each form of proxy shall be deposited by the Principal Paying Agent or (as the case may be) by the Registrar or the Transfer Agent at such place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the form of proxy propose to vote and in default the form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in such form of proxy.
16.Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the Noteholders' instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by the Principal Paying Agent at its

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registered office or by the chairman of the meeting, in each case by the time being 24 hours before the commencement of the meeting or adjourned meeting at which the form of proxy is intended to be used.
17.A meeting of the Noteholders shall, in addition to the power hereinbefore given, but without prejudice to any powers conferred on other persons by the Trust Deed, have the following powers exercisable by Extraordinary Resolution namely:
(a)power to sanction any proposal by the Issuer for any modification, alteration, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer whether such rights shall arise under the Trust Deed, the Notes or otherwise;
(b)power to assent to any alteration of the provisions contained in the Trust Deed or the Notes which shall be proposed by the Issuer or the Trustee;
(c)power to approve a person proposed to be appointed as a new Trustee under the Trust Deed and power to remove any Trustee or Trustees for the time being thereof;
(d)power to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;
(e)power to discharge or exonerate the Trustee from any liability in respect of any act or omission for which the Trustee may have become responsible under the Trust Deed or in respect of the Notes;
(f)power to give any authority, discretion or sanction under which the provisions of the Trust Deed or the Notes is required to be given by Extraordinary Resolution;
(g)power to appoint any persons (whether a Noteholder or not) as a committee or committees to represent the interests of the Notes and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution, provided that any resolution whereby the following are considered shall be a "Reserved Matter":
(i)the terms and conditions relating to the maturity, redemption, prepayment and repayment of the Notes shall be altered;
(ii)any date fixed for payment of principal, premium, if any, or interest in respect of the Notes shall be changed;
(iii)the principal amount of any Note or the amount of principal, premium, if any, or interest payable on any date in respect of the Notes shall be reduced;

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(iv)the amounts corresponding to interest payable in respect of the Notes shall be reduced;
(v)the currency in which payments under the Notes are to be made shall be varied;
(vi)any date fixed for payment of principal, premium, if any, or interest shall be changed or the amount of principal, premium, if any, or interest payable shall be reduced or the method of calculating the amount of any payment shall be altered or the currency in which any such payments shall be made shall be varied;
(vii)the law governing the Notes or the Trust Deed shall be altered;
(viii)any scheme or proposal of the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation or termination of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash shall be sanctioned;
(ix)the provisions of this Schedule concerning the quorum required at any meeting of the Noteholders or any adjourned such meeting thereof or concerning the majority required to pass an Extraordinary Resolution shall be amended; or
(x)this proviso is amended in any manner.
18.Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the Trust Deed shall be binding upon all the Noteholders whether present or not present at such meeting, and the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of any resolution justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be given to the Noteholders by the Trustee in accordance with Condition 13 (Notices) within 14 days of such result being known, provided that the failure to give such notice shall not invalidate such resolution.
19.The expression "Extraordinary Resolution" when used in the Trust Deed means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the Trust Deed by either (a) a majority of the votes cast on a poll at such meeting or (b) consent given by the Noteholders by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding or, in the case of electronic consents relating to a Reserved Matter, by or on behalf of the holders of not less than two thirds in aggregate principal amount of the Notes then outstanding. A Written Resolution signed by or on behalf of Noteholders representing not less than a majority in aggregate principal amount of the Notes then outstanding or, in the case of a resolution in writing relating to a Reserved Matter, by or on behalf of the holders of not less than two thirds in aggregate principal

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amount of the Notes then outstanding shall take effect as if it were an Extraordinary Resolution.
20.Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Noteholders shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.
21.If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:
(a)a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;
(b)a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;
(c)a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and
(d)to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.
22.In the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in U.S. dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into U.S. dollars on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6, 13 and 19 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom, any electronic consents received or a Written Resolution) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting, deadline for electronic consents or date of such Written Resolution (as applicable). In such circumstances,

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on any poll each person present shall have one vote for each U.S.$1,000 (or such other U.S. dollar amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.
23.In the case of any meeting of the holders of Notes of a Series which is not denominated in U.S.$, each person present shall have one vote for such amount of such currency as the Trustee may in its absolute discretion stipulate.
24.Subject to all other provisions of the Trust Deed the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.
25.As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(a)"24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents, or the Registrar, as the case may be, have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and
(b)"48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents, or the Registrar, as the case may be, have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.
(c)"the Trust Deed" shall mean the Trust Deed and the Schedules (including this Schedule) and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained.

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SIGNATORIES
EXECUTED and DELIVERED by
VEON HOLDINGS B.V.

By: /s/ Jochem Benjamin Postma
Name: Jochem Benjamin Postma
Title: Director

By:
Name:
Title:

[Signature page to the Amended and Restated Trust Deed]

EXECUTED as a DEED by
CITIBANK, N.A., LONDON BRANCH

By: /s/ Viola Japaul
Name: Viola Japaul
Title: Director

[Signature page to the Amended and Restated Trust Deed]